                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                             BARNEYS NEW YORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required


[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11



     1)  Title of each class of securities to which transaction applies:



     2)  Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     4)  Proposed maximum aggregate value of transaction:



     5)  Total fee paid:


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-8700

                      NOTICE OF ACTION BY WRITTEN CONSENT
                            AND OF APPRAISAL RIGHTS


                               November 29, 2004


Dear Stockholder:

     Barneys New York, Inc., a Delaware corporation ("Barneys"), is writing to you in connection with the Agreement and Plan of Merger, dated as of November 10, 2004, among Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones"), Flintstone Acquisition Corp., a Delaware corporation and a wholly owned indirect subsidiary of Jones ("Merger Sub"), and Barneys. We refer to the Agreement and Plan of Merger as the merger agreement and to the merger contemplated by the merger agreement as the merger.

     The board of directors of Barneys has unanimously approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of the stockholders of Barneys. A copy of the merger agreement is attached to the information statement as Annex A.

     Pursuant to the merger agreement, upon completion of the merger, each holder of Barneys common stock (other than stockholders who validly perfect appraisal rights under Delaware law and Barneys, Jones and Merger Sub) will be entitled to receive $19.00 per share in cash, without interest, and each holder of Barneys preferred stock (other than stockholders who validly perfect appraisal rights under Delaware law and Barneys, Jones and Merger Sub) will be entitled to receive $154.375 per share in cash, without interest. Upon completion of the merger, Barneys will become a wholly owned indirect subsidiary of Jones.

     Under Delaware law, Barneys' organizational documents and the certificate of designation of Barneys' preferred stock, the approval of the holders of a majority of the voting power of the outstanding shares of Barneys common stock and preferred stock, voting (or consenting in writing in lieu thereof) together as a single class, is required to adopt the merger agreement. On November 12, 2004, holders of approximately 75% of the outstanding common stock of Barneys, which represents approximately 74% of the voting power of the outstanding shares of capital stock of Barneys as of November 10, 2004, adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement by written consent. This action by written consent is sufficient to adopt the merger agreement without the affirmative vote of any other Barneys stockholder. Accordingly, your approval is not required and is not being requested.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

     Under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), if you did not consent to the adoption of the merger agreement, you may be entitled to appraisal rights in connection with the merger as described in the attached information statement. If you comply with the requirements of Section 262 of the DGCL, you will have the right to seek an appraisal and to be paid the "fair value" of your shares of Barneys common stock or Barneys preferred stock, as the case may be, at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of $19.00 in cash without interest or $154.375 in cash without interest, as the case may be. THIS NOTICE AND THE INFORMATION STATEMENT ATTACHED HERETO SHALL CONSTITUTE NOTICE TO YOU OF THE AVAILABILITY OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL, A COPY OF WHICH IS ATTACHED AS ANNEX C TO THE INFORMATION STATEMENT.

             THE MERGER INVOLVES SEVERAL RISKS, AS DESCRIBED IN THE
                      ACCOMPANYING INFORMATION STATEMENT.

     Please read the information statement carefully and in its entirety.

                                          By order of the Board of Directors,

                                          /s/ Marc H. Perlowitz
                                          Marc H. Perlowitz
                                          Secretary


THE INFORMATION STATEMENT IS DATED NOVEMBER 29, 2004 AND IS FIRST BEING MAILED TO BARNEYS STOCKHOLDERS ON NOVEMBER 30, 2004.

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017

                             INFORMATION STATEMENT


                               NOVEMBER 29, 2004


            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

     This information statement is being furnished to the holders of common stock or preferred stock, as the case may be, of Barneys New York, Inc., a Delaware corporation, which we refer to as Barneys, by Barneys' board of directors in connection with the Agreement and Plan of Merger, dated as of November 10, 2004, among Jones Apparel Group, Inc., a Pennsylvania corporation, which we refer to as Jones, Flintstone Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Jones, which we refer to as Merger Sub, and Barneys. We refer to the Agreement and Plan of Merger as the merger agreement and to the merger contemplated by the merger agreement as the merger.

     The board of directors of Barneys has unanimously approved, adopted and declared advisable the merger agreement and the merger and determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of the stockholders of Barneys. A copy of the merger agreement is attached to this information statement as Annex A.

     Pursuant to the merger agreement, upon completion of the merger, each holder of Barneys common stock (other than stockholders who validly perfect appraisal rights under Delaware law and Barneys, Jones and Merger Sub) will be entitled to receive $19.00 per share in cash, without interest, and each holder of Barneys preferred stock (other than stockholders who validly perfect appraisal rights under Delaware law and Barneys, Jones and Merger Sub) will be entitled to receive $154.375 per share in cash, without interest. Upon completion of the merger, Barneys will become a wholly owned indirect subsidiary of Jones.

     The merger involves risks, including the existence of several conditions to the obligation of Jones to complete the merger, all of which must be either satisfied or waived prior to the completion of the merger. These conditions are discussed in greater detail in this information statement. We urge you to read the section entitled "The Merger Agreement -- Conditions to the Completion of the Merger" beginning on page 27.

     In accordance with Delaware law, Barneys' organizational documents and the certificate of designation of Barneys' preferred stock, the affirmative vote (or written consent in lieu thereof) of the holders of a majority of the voting power of the outstanding shares of Barneys common stock and preferred stock, voting (or consenting in writing in lieu thereof) as a single class, is required to adopt the merger agreement. As of November 10, 2004, Whippoorwill Associates, Inc. and Bay Harbour Management L.C., which we refer to together as the principal company stockholders, together, beneficially owned common stock of Barneys representing approximately 75% of the shares of common stock entitled to vote on the adoption of the merger agreement and 74% of the voting power of the shares of capital stock of Barneys entitled to vote thereon. The principal company stockholders have caused the record holders of their shares of Barneys common stock to deliver written consents in accordance with Section 228 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement. Because the principal company stockholders beneficially own shares of common stock representing greater than a majority of the voting power of the outstanding shares of capital stock of Barneys entitled to be cast on the adoption of the merger agreement, the action by written consent is sufficient to adopt the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement without any further action by any other Barneys stockholder. As a result, no other votes are necessary to adopt the merger agreement, and your approval is not required and is not being requested. Neither Barneys nor Jones is soliciting proxies from Barneys stockholders. THIS INFORMATION STATEMENT AND NOTICE ATTACHED HERETO SHALL CONSTITUTE NOTICE TO YOU OF ACTION BY WRITTEN CONSENT CONTEMPLATED BY SECTION 228(e) OF THE DGCL.

     Under Section 262 of the DGCL, if you did not consent to the adoption of the merger agreement, you may be entitled to appraisal rights in connection with the merger, as described in this information statement. If you comply with the requirements of Section 262 of the DGCL, you will have the right to seek an appraisal and to be paid the "fair value" of your shares of Barneys common stock or preferred stock, as the case may be, at the effective time of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of $19.00 per share of common stock in cash, without interest, or $154.375 per share of preferred stock in cash, without interest, as the case may be. This information statement and the notice attached hereto constitute notice to you of the availability of appraisal rights under
Section 262 of the DGCL, a copy of which is attached as Annex C to this information statement.


     Under applicable securities regulations, the merger may not be completed until 20 calendar days after the date of mailing of this information statement to Barneys stockholders. Therefore, notwithstanding the execution and delivery of the written consents by the principal company stockholders, the merger may not be completed until that time has elapsed, and therefore, the earliest possible date on which the merger can be completed is December 20, 2004.


            PLEASE READ THIS INFORMATION STATEMENT CAREFULLY AND IN
               ITS ENTIRETY, AS IT CONTAINS IMPORTANT INFORMATION

     Please do not send in your Barneys stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates and payment for your shares of Barneys common stock or preferred stock, as the case may be, as promptly as practicable after the merger is completed.

     Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has passed upon the adequacy or accuracy of this information statement or determined if this information statement is complete. Any representation to the contrary is a criminal offense.

                                          By order of the Board of Directors,

                                          /s/ Marc H. Perlowitz
                                          Marc H. Perlowitz
                                          Secretary


THIS INFORMATION STATEMENT IS DATED NOVEMBER 29, 2004 AND IS FIRST BEING MAILED TO BARNEYS STOCKHOLDERS ON NOVEMBER 30, 2004.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................  Q-1
SUMMARY.....................................................  S-1
  The Proposed Transaction..................................  S-1
  The Companies.............................................  S-1
     Barneys New York, Inc. ................................  S-1
     Jones..................................................  S-1
     Merger Sub.............................................  S-1
  Common Stock Merger Consideration and Preferred Stock
     Merger Consideration...................................  S-2
  Effect of Merger on Stock Options and Warrants............  S-2
  Record Date...............................................  S-2
  Recommendation of Our Board of Directors..................  S-2
  Opinion of Barneys' Financial Advisor.....................  S-3
  Required Approval of the Merger; Written Consent..........  S-3
  Interests of Directors and Executive Officers in the
     Merger.................................................  S-4
  Material U.S. Federal Income Tax Consequences of the
     Merger to Our Stockholders.............................  S-4
  The Merger Agreement......................................  S-4
     Conditions to the Merger...............................  S-4
     Appraisal Rights.......................................  S-4
     Regulatory Approvals Required for the Merger...........  S-5
THE COMPANIES...............................................    1
  Barneys New York, Inc. ...................................    1
  Jones Apparel Group, Inc. ................................    1
  Flintstone Acquisition Corp. .............................    1
THE MERGER..................................................    2
  Background................................................    2
  Required Approval of the Merger; Written Consent..........    4
  Record Date...............................................    5
  Recommendation of our Board of Directors..................    5
  Reasons for the Merger....................................    5
  Opinion of Barneys' Financial Advisor.....................    7
  Financing Conditions......................................   12
  Material U.S. Federal Income Tax Consequences of the
     Merger to Our Stockholders.............................   12
  Interests of Directors and Executive Officers in the
     Merger.................................................   13
  Appraisal Rights..........................................   16
  Form of the Merger........................................   19
  Conversion of Shares; Procedures For Exchange of
     Certificates...........................................   19
  Regulatory Approvals Required for the Merger..............   19
THE MERGER AGREEMENT........................................   21
  The Merger................................................   21
  Merger Consideration......................................   21
  Payment Procedures........................................   21
  Treatment of Stock Options and Warrants...................   21
  Directors and Officers....................................   22

  Stockholders Seeking Appraisal............................   22
  No Solicitation of Other Offers...........................   22
  Debt Offer................................................   22
  Representations and Warranties............................   23
  Covenants; Conduct of the Business of Barneys Prior to the
     Completion of the Merger...............................   24
  Efforts to Complete the Merger............................   26
  Conditions to the Completion of the Merger................   27
     Mutual Closing Conditions..............................   27
     Jones Closing Conditions...............................   27
     Barneys Closing Conditions.............................   28
  Termination of the Merger Agreement.......................   29
  Effect of Termination.....................................   29
  Employee Obligations......................................   29
  Amendment, Extension and Waiver...........................   30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   31
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   33
WHERE YOU CAN FIND MORE INFORMATION.........................   33
Annex A  Agreement and Plan of Merger
Annex B  Opinion of Morgan Stanley & Co. Incorporated
Annex C  Section 262 of the Delaware General Corporation Law

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to address briefly some commonly asked questions regarding the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement.

Q.  WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A. Provisions of Delaware law and applicable securities regulations require us to provide you with information regarding the merger even though your vote or consent is neither required nor requested to adopt the merger agreement or complete the merger.

Q.  WHAT IS THE PROPOSED TRANSACTION?

A. The proposed transaction provides for the acquisition of Barneys by Jones. The proposed transaction would be accomplished through a merger of Merger Sub with and into Barneys, with Barneys surviving as a wholly owned indirect subsidiary of Jones. As a result of the merger, Barneys' common stock will cease to be quoted on the NASDAQ Over-The-Counter Bulletin Board Service and will not be publicly traded.

Q.  WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?

A. The merger requires the affirmative vote (or consent in writing in lieu thereof) of the holders of a majority of the voting power of the outstanding common stock and preferred stock of Barneys, voting (or consenting in writing in lieu thereof) together as a single class. This approval was obtained on November 12, 2004, when written consents were executed at the direction of two of our stockholders, which together held approximately 75% of our outstanding common stock as of November 10, 2004, that constituted approximately 74% of the voting power of the outstanding capital stock of Barneys, to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

Q.  WHY DID THE BOARD OF DIRECTORS RECOMMEND THE MERGER AGREEMENT?

A. After careful consideration and evaluation, our board of directors voted unanimously to approve, adopt and declare advisable the merger agreement and the merger. Our board of directors also determined that the merger and the other transactions contemplated by the merger agreement are in the best interest of the stockholders of Barneys. Important factors in the board's determination included the receipt by the board of a fairness opinion from one of its financial advisors stating that the merger consideration is fair, from a financial point of view, to the stockholders covered by the fairness opinion (as described below in the section entitled "Opinion of Barneys' Financial Advisor"), the results of a process used to determine if other parties were interested in entering into a strategic transaction relating to Barneys, the results of extensive negotiations with Jones for the sale of Barneys, the consideration of the risks of Barneys remaining as an independent, stand-alone company and other important factors described in this information statement. To review our board of director's reasons for recommending that our stockholders adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, see "The Merger -- Reasons for the Merger".

Q. IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES OF BARNEYS COMMON STOCK OR PREFERRED STOCK?

A. Upon completion of the merger, each share of our common stock that is issued and outstanding (other than shares of our common stock held by Barneys, Jones or Merger Sub) will be converted into the right to receive $19.00 in cash, without interest, which we refer to as the common stock merger consideration, and each share of our preferred stock that is issued and outstanding (other than shares of our common stock held by Barneys, Jones or Merger Sub) will be converted into the right to receive $154.375 in cash, without interest, which we refer to as the preferred stock merger consideration. Following the completion of the merger, upon the surrender of your common stock certificates or preferred stock certificates, as the case may be, you will receive an amount in cash equal to the product obtained by multiplying the common stock merger consideration or the preferred stock merger consideration, as the case may be, by the number of shares of our common stock or preferred stock, as the case may be, that you own. In the event of a transfer of ownership of common stock or preferred stock that is not registered in the records of our transfer agent, the cash consideration for shares of our common stock or preferred stock, as the case may be, may, subject to certain requirements, be paid to a person other than the person in whose name the certificate so surrendered is registered. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

Q. WILL THE COMMON STOCK MERGER CONSIDERATION OR THE PREFERRED STOCK MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF BARNEYS' RESULTS OF OPERATIONS IMPROVE OR IF THE PRICE OF BARNEYS' COMMON STOCK OR PREFERRED STOCK INCREASES ABOVE THE COMMON STOCK MERGER CONSIDERATION OR THE PREFERRED STOCK MERGER CONSIDERATION?

A. No. The value of the common stock merger consideration and the preferred stock merger consideration is fixed. The merger agreement does not contain any provision that would adjust the common stock merger consideration or the preferred stock merger consideration based on fluctuations in the price of Barneys' common stock or preferred stock, the amount of working capital held by Barneys at the effective time of the merger or improvements in the results of operations of Barneys prior to the effective time of the merger.

Q.  IS THE MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

A. Yes. Before the merger can be completed, Barneys, Jones and Merger Sub must fulfill or waive several closing conditions. If these conditions are not satisfied or waived, the merger will not be completed. See "The Merger Agreement -- Conditions to the Completion of the Merger".

Q. WHAT VOTE (OR CONSENT IN WRITING IN LIEU THEREOF) OF STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A. Adoption of the merger agreement requires the affirmative vote (or consent in writing in lieu thereof) of a majority of the voting power of the outstanding shares of Barneys' common stock and preferred stock, voting (or consenting in writing in lieu thereof) together as a single class. The principal company stockholders, together, beneficially owned approximately 75% of the outstanding shares of common stock of Barneys as of November 10, 2004, which constituted approximately 74% of the voting power of the outstanding shares of capital stock of Barneys entitled to vote (or consent in writing in lieu thereof) on the adoption of the merger agreement, and have already acted by written consent to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. The action by written consent is sufficient to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement without the approval of any other stockholder of Barneys. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. IF I DID NOT CONSENT TO THE ADOPTION OF THE MERGER AGREEMENT, AM I ENTITLED TO APPRAISAL RIGHTS?

A. Yes. You are entitled to appraisal rights under the DGCL in connection with the merger so long as you take all the steps required to perfect your rights under Delaware law. See "The Merger -- Appraisal Rights".

Q. WHAT HAPPENS IF A THIRD PARTY MAKES AN OFFER TO ACQUIRE BARNEYS BEFORE THE MERGER IS COMPLETED?

A. The merger agreement provides that our board of directors may not solicit, or enter into discussions regarding, an offer from a third party to acquire Barneys, and we may not terminate the merger agreement in order to enter into another acquisition agreement with a third party contemplating the acquisition of Barneys. See "The Merger Agreement -- Termination of the Merger Agreement".

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?


A. We expect the merger to occur on or about December 21, 2004, subject to certain government regulatory reviews and approvals; however, there can be no assurance that the merger will close at that time, or at all.


Q.  SHOULD I SEND IN MY COMMON STOCK OR PREFERRED STOCK CERTIFICATES NOW?

A. No. After the completion of the merger, you will be sent detailed instructions for exchanging your common stock or preferred stock certificates, as the case may be, for the common stock merger consideration or the preferred stock merger consideration, as the case may be.

Q.  WILL I OWE TAXES AS A RESULT OF THE MERGER?

A. The merger will be a taxable transaction for all U.S. holders of shares of our common stock or preferred stock. As a result, assuming you are a U.S. holder, the cash you receive in the merger for your shares of our common stock or preferred stock, as the case may be, will be subject to United States Federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive and (2) the adjusted tax basis of your surrendered shares of our common stock or preferred stock, as the case may be. See "The Merger -- Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders" for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT BARNEYS?

A. We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please refer to the section entitled "Where You Can Find More Information".

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have questions about the merger after reading this information statement, require assistance or need additional copies of this information statement, please call Marc H. Perlowitz, Executive VP and General Counsel of Barneys, at (212) 450-8700, or you can email us at invrelations@barneys.com.

                                    SUMMARY

     This summary highlights important information in this information statement. Because this summary may not contain all of the information that is important to you, you should carefully read this entire information statement, the annexes attached to this information statement and the other documents to which this information statement refers you for a more complete understanding of the merger, including in particular the copy of the merger agreement and the opinion of Morgan Stanley & Co. Incorporated that are attached to this information statement as Annex A and Annex B, respectively. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE PROPOSED TRANSACTION

     - Pursuant to the merger agreement, Merger Sub will merge with and into Barneys with Barneys surviving the merger as a wholly owned indirect subsidiary of Jones.

     - Upon completion of the merger:

      - each issued and outstanding share of our common stock will automatically be cancelled and will cease to exist and each outstanding share of common stock not owned by Barneys, Jones or Merger Sub will be converted into the right to receive $19.00 in cash, without interest, and

      - each issued and outstanding share of our preferred stock will automatically be cancelled and will cease to exist and each outstanding share of preferred stock not owned by Barneys, Jones or Merger Sub will be converted into the right to receive $154.375 in cash, without interest.

     - As a result of the merger, Barneys will cease to be an independent, publicly traded company and its shares of common stock will no longer be quoted on the NASDAQ Over-The-Counter Bulletin Board Service.

THE COMPANIES (PAGE 1)

  BARNEYS

     - Barneys, which we also refer to in this information statement as we, us or our company, is headquartered in New York, New York. Barneys is a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. We provide our customers with a wide variety of merchandise across a broad range of prices, including a diverse selection of Barneys label merchandise.

     - Our principal executive office is located at 575 Fifth Avenue, New York, New York 10017, and our telephone number is (212) 450-8700.

  JONES

     - Jones is headquartered in Bristol, Pennsylvania. Jones is a leading designer and marketer of branded apparel, footwear and accessories.

     - Jones' principal executive office is located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, and its telephone number is (215) 785-4000.

  MERGER SUB

     - Merger Sub is a Delaware corporation organized in connection with the merger and has engaged in no activities other than those incident to its formation and the completion of the merger. Merger Sub is a wholly owned indirect subsidiary of Jones. The mailing address of Merger Sub's principal executive offices is 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, and its telephone number is (215) 785-4000.

COMMON STOCK MERGER CONSIDERATION AND PREFERRED STOCK MERGER CONSIDERATION (PAGE
21)

     Upon completion of the merger, each share of our common stock issued and outstanding will be converted into the right to receive $19.00 in cash, without interest, and each share of our preferred stock issued and outstanding will be converted into the right to receive $154.375 in cash, without interest. As a result of the merger, you will receive a total amount equal to the product obtained by multiplying $19.00 by the number of shares of our common stock that you own upon surrender of your common stock certificates, and a total amount equal to the product obtained by multiplying $154.375 by the number of shares of our preferred stock that you own upon surrender of your preferred stock certificates.

EFFECT OF MERGER ON STOCK OPTIONS AND WARRANTS (PAGE 21)

     Upon completion of the merger,

     - each outstanding option (whether or not then vested or exercisable) to purchase Barneys common stock will be cancelled in exchange for a lump sum cash payment equal to the number of shares of Barneys common stock subject to the option, multiplied by the difference between $19 and the per share exercise price of the option; and

     - each outstanding warrant (whether or not then vested or exercisable) to purchase Barneys common stock will become exercisable for a lump sum cash payment equal to the number of shares of Barneys common stock subject to the warrant, multiplied by $18.99 (which is the difference between $19 and the per share exercise price of each outstanding warrant).

RECORD DATE (PAGE 5)

     The board of directors of Barneys fixed November 10, 2004, as the record date to determine the stockholders entitled to consent to the adoption of the merger agreement, to receive notice of the proposed merger and to receive this information statement. Written consents in respect of 74% of the voting power of the outstanding shares of capital stock of Barneys entitled to consent to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement were executed on November 12, 2004. On November 10, 2004, there were 14,003,230 shares of common stock outstanding and 20,000 shares of preferred stock outstanding, the holders of which were entitled to vote on (or consent in writing to in lieu thereof) the adoption of the merger agreement. Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 8.125 votes in respect of the adoption of the merger agreement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS (PAGE 5)

     After evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, our board of directors unanimously:

     - approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger,

     - determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of the stockholders of Barneys, and

     - recommended that the stockholders of Barneys adopt and approve the merger agreement and approve the merger and the other transactions contemplated thereby.

     For a discussion of the material factors considered by our board of directors in reaching their conclusion, see "The Merger -- Reasons for the Merger."

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OPINION OF BARNEYS' FINANCIAL ADVISOR (PAGE 7)

     Barneys retained Morgan Stanley & Co. Incorporated, which we refer to as Morgan Stanley, to provide financial advisory services and a financial fairness opinion to the board of directors of Barneys in connection with the merger. At the meeting of the board of directors on November 9, 2004, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing at the meeting of the board of directors on November 10, 2004, that as of November 10, 2004, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be received by the holders of shares of Barneys common stock pursuant to the merger agreement was fair from a financial point of view to such holders (other than Whippoorwill Associates, Inc. and Bay Harbour Management L.C., which we refer to together as the principal company stockholders).

     The full text of Morgan Stanley's written opinion, dated November 10, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the reviews undertaken in rendering its opinion, is attached as Annex B to this information statement. The summary of Morgan Stanley's fairness opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion. Stockholders should read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of Barneys, addresses only the fairness from a financial point of view of the consideration to be received by holders of Barneys common stock pursuant to the merger agreement (other than the principal company stockholders), and does not address any other aspect of the merger.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENT (PAGE 4)

     Under Delaware law, Barneys' organizational documents and the certificate of designation of the preferred stock of Barneys, the adoption of the merger agreement by Barneys' stockholders may be effected by written consent of the stockholders holding a majority of the voting power of the outstanding shares of common stock and preferred stock, voting (or consenting in writing in lieu thereof) together as a single class. On November 10, 2004, stockholders, which together beneficially owned as of that date approximately 75% of the shares of common stock entitled to vote on (or consent in writing to in lieu thereof) the adoption of the merger agreement and 74% of the voting power of shares of capital stock of Barneys entitled to vote thereon (or consent in writing thereto in lieu thereof), entered into an agreement with Jones that we refer to as the principal stockholders' agreement pursuant to which these stockholders agreed, among other things, to take specified actions in furtherance of the merger, including causing the record holders of their shares of Barneys common stock to deliver written consents to the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. On November 12, 2004, these written consents adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement were executed. As a result, no further action of Barneys' stockholders will be required to adopt the merger agreement or approve the merger, and Barneys will not hold a stockholders' meeting at which stockholders will vote or take other action on the adoption of the merger agreement.


     Federal securities laws state that the merger may not be completed until 20 calendar days after the date of mailing of this information statement to Barneys stockholders. Therefore, notwithstanding the execution and delivery of the written consents, the merger will not occur until that time has elapsed. We expect the merger to close on or about December 21, 2004, subject to certain government regulatory reviews and approvals. However, there can be no assurance that the merger will close at that time, or at all.


     When actions are taken by written consent of less than all of the stockholders entitled to vote (or consent in writing in lieu thereof) on a matter, Section 228(e) of the DGCL requires notice of the action to those stockholders who did not vote (or consent in writing in lieu thereof). This information statement and the notice attached hereto shall constitute notice to you of action by written consent as required by Section 228(e) of the DGCL.

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INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 13)

     Some of our executive officers and the members of our board of directors have interests in the merger that are different from, or in addition to, the interests of Barneys and our stockholders generally. The members of our board of directors were aware of these interests and considered them at the time they adopted the merger agreement and approved the other transactions contemplated by the merger agreement including the merger.

     These interests include:

     - the cancellation and cash-out of all outstanding options to acquire our common stock, whether or not then vested or exercisable, held by directors and executive officers;

     - the execution of new employment agreements by Howard Socol, our Chairman, President and Chief Executive Officer, Thomas Kalenderian, our Executive Vice President of Men's Merchandising, and Judith Collinson, our Executive Vice President of Women's Merchandising, which will be effective upon the completion of the merger and which will provide for certain benefits that may be greater than those each of them are eligible for under their current employment agreements or arrangements;

     - assurance of severance payments and benefits that may be due to our officers in the event of their termination upon the occurrence of, or following, the merger; and

     - the right to continued indemnification and directors' and officers' liability insurance for our directors and officers by the surviving corporation for events occurring prior to the time of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS (PAGE 12)

     The receipt of the common stock merger consideration for each share of our common stock and the receipt of the preferred stock merger consideration for each share of our preferred stock (in each case, solely for cash) pursuant to the merger agreement will be a taxable transaction to U.S. holders for U.S. Federal income tax purposes. For U.S. Federal income tax purposes, each of our stockholders that are U.S. holders generally will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between the common stock merger consideration and the preferred stock merger consideration, as the case may be, and the adjusted tax basis in that share of common stock or preferred stock, as the case may be, owned by the stockholder. That gain or loss will be a capital gain or loss if the share of common stock or preferred stock, as the case may be, is held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the share of common stock or preferred stock, as the case may be, has been held for more than one year at the time of the completion of the merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

THE MERGER AGREEMENT (PAGE 21)

  CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 27)

     As more fully described in this information statement and the merger agreement, the completion of the merger depends on the satisfaction or waiver of a number of conditions. If these conditions are not satisfied or waived, the merger will not be completed.

  APPRAISAL RIGHTS (PAGE 16)

     Under Section 262 of the DGCL, stockholders who did not consent to the adoption of the merger agreement have the right to exercise appraisal rights and to receive payment in cash for the "fair value" of their shares of our common stock or preferred stock, as the case may be, determined in accordance with Delaware law, if such rights are properly perfected in accordance with Section 262 of the DGCL. The fair value of shares of our common stock or preferred stock, as the case may be, determined in accordance with Delaware law may be more or less than the common stock merger consideration or preferred stock merger consideration, as the case may be, to be paid to stockholders who choose not to exercise their appraisal rights. To preserve their rights, stockholders who wish to exercise appraisal rights must precisely follow specific procedures. These procedures are described in this information statement, and the complete text of Section 262 of the DGCL that grants appraisal rights and governs such procedures is attached as Annex C to this information statement. We encourage you to read Section 262 of the DGCL carefully and in its entirety.

  REGULATORY APPROVALS REQUIRED FOR THE MERGER (PAGE 19)

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On November 19, 2004, Barneys and Jones each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at 11:59 p.m. on December 20, 2004.

     Under the merger agreement, both Barneys and Jones have agreed to use their commercially reasonable efforts to obtain all necessary governmental approvals in connection with the execution of the merger agreement and completion of the merger. Except as noted above with respect to the required filings under the HSR Act, the expiration of 20 calendar days from the dissemination of this information statement to Barneys' stockholders and the filing of a certificate of merger with the Secretary of State of the State of Delaware at or before the effective time of the merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or the completion of the merger.

                                 THE COMPANIES

BARNEYS NEW YORK, INC.

     Barneys is a leading upscale retailer of men's, women's and children's apparel and accessories and items for the home. We provide our customers with a wide variety of merchandise across a broad range of prices, including a diverse selection of Barneys label merchandise. Our preferred arrangements with established and emerging designers, combined with our creative merchandising, store designs and displays, advertising campaigns, publicity events and emphasis on customer service, have positioned us as a pre-eminent retailer of men's and women's fashion, cosmetics, jewelry and home furnishings.

     We operate 21 inter-related stores in the United States under the "Barneys New York" trade name which cater to fashion-conscious customers. These stores include three flagship stores in prime retail locations, three smaller regional stores, and four CO-OP Barneys New York stores, all of which cater to customers seeking contemporary, urban casual apparel and accessories. Our 11 outlet stores cater to budget-minded yet fashion-conscious customers and our noted semi-annual warehouse sale events in New York City and Santa Monica, California enable us to sell our end-of-the-season residual merchandise and extend the Barneys New York brand to a wider range of customers. In September 2003, we also began selling a limited and highly edited assortment of products on our newly re-launched Barneys.com website further expanding our reach to both new and existing customers. In addition, we have entered into a licensing arrangement pursuant to which a third party operates three retail stores in Japan and a single in-store department in Singapore, all under the "Barneys New York" name.

     We were formed as a Delaware corporation on November 16, 1998. Our principal executive office is located at 575 Fifth Avenue, New York, New York 10017, and our telephone number is (212) 450-8700.

JONES APPAREL GROUP, INC.

     Jones is a leading designer and marketer of branded apparel, footwear and accessories. Jones's nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and Le Suit. Jones also markets apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation and costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. Celebrating more than 30 years of service, Jones has built a reputation for excellence in product quality and value and in operational execution. Jones' principal executive office is located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, and its telephone number is
(215) 785-4000.

FLINTSTONE ACQUISITION CORP.

     Merger Sub is a Delaware corporation organized in connection with the merger and has engaged in no activities other than those incident to its formation and the completion of the merger. Merger Sub is a wholly owned indirect subsidiary of Jones. The mailing address of Merger Sub's principal executive offices is 250 Rittenhouse Circle, Bristol, Pennsylvania 19007, and its telephone number is (215) 785-4000.

                                   THE MERGER

BACKGROUND

     Barneys was founded by Barney Pressman in 1923. On January 10, 1996, Barneys and certain of its subsidiaries commenced proceedings under Chapter 11 of the Bankruptcy Code. On January 28, 1999, we emerged from reorganization proceedings under the Bankruptcy Code. Until our emergence from bankruptcy in January 1999, Barneys was owned by the Pressman Family, certain affiliates of the Pressman Family and certain trusts of which members of the Pressman Family were the beneficiaries. Upon emergence from bankruptcy, the principal company stockholders became the two largest holders of our common stock.

     Since our emergence from bankruptcy, we have concentrated on improving operating results by focusing on core operations and reducing costs, consistent with our desire to solidify Barneys' reputation as a top luxury retailer. We have also identified significant growth opportunities and, in light of these opportunities, we determined to position Barneys to realize its potential either through a new investor or owner who was interested in building the brand and pursuing these growth opportunities.

     In May 2004, representatives of the principal company stockholders held meetings for the purpose of determining the feasibility of a strategic transaction involving Barneys. The principal company stockholders determined that there was interest in pursuing strategic alternatives for Barneys.

     On June 17, 2004, our board reviewed potential values and the risks involved in pursuing strategic alternatives. Representatives of the principal company stockholders reviewed with our board the range of companies that might be interested in a transaction with us and the values that might be achievable. Our legal advisors also reviewed with our board legal standards applicable to the board's decision-making process. Following these reviews and further discussion and deliberation, our board concluded that it would be in the best interests of our stockholders to explore strategic alternatives. At this meeting our board also approved the engagement of Morgan Stanley and Peter J. Solomon Company, which we refer to as PJSC, to act as our financial advisors in connection with a possible strategic transaction. In order to implement the review of strategic alternatives, our board directed our management and advisors to commence a formal process to solicit proposals for an investment in Barneys or an acquisition of all the shares of our capital stock.

     Beginning in June 2004 and into July 2004, with the assistance of our management and the principal company stockholders, PJSC and Morgan Stanley prepared for distribution to potentially interested parties a confidential information memorandum for the purpose of determining the level of interest in a transaction with Barneys.

     On June 30, 2004, we publicly announced our decision to explore strategic alternatives, including a possible investment by a third party or the sale of the company.

     From July 2004 through October 2004, approximately eighty-five potential buyers were contacted to determine possible interest in a transaction, with the majority of contacts occurring in July and August. By October 2004, approximately 48 parties had executed confidentiality agreements with Barneys and received the confidential information memorandum. The principal company stockholders and our senior management worked closely with our financial and legal advisors throughout the process.

     In late July and early August 2004, our financial advisors sent letters on our behalf to 37 parties soliciting the submission of preliminary indications of interest by August 17, 2004. In early August 2004, five parties, including Jones, met with certain members of our senior management to ask preliminary questions prior to the submission of their preliminary indications of interest.

     On August 5, 2004, at a regularly scheduled meeting of our board, the principal company stockholders updated the board on the status of our exploration of strategic alternatives.

     By August 18, 2004, our financial advisors received six preliminary indications of interest to acquire Barneys, including one from Jones. Five of these parties, including Jones, were invited to the second phase of the sale process. During September 2004, these five parties met with our senior management, received formal management presentations, participated in question and answer sessions and gained a further understanding of our business. In October 2004, three additional parties were provided the information memorandum and expressed interest in acquiring Barneys or providing equity financing to an interested party. These three parties also met with our senior management, received formal management presentations, participated in question and answer sessions and gained a further understanding of our business. With the assistance of our financial advisors, we selected participants for the second phase based on several factors, including the price ranges reflected in their respective preliminary indications of interest, their ability to fund and close a transaction and the level of interest expressed. The eight parties, including Jones, conducted due diligence on us from September 2004 through early November 2004.

     On or about October 11, 2004, our financial advisors sent letters on our behalf to six parties, including Jones, formally soliciting the submission of final bids by October 28, 2004. Our financial advisors also had discussions with other parties regarding their interest in participating in the proposal process, either as a bidder or as an equity sponsor for existing bidders, but these other parties ultimately did not participate in the formal process. Each of the letters was accompanied by a proposed draft merger agreement.

     During the weeks of October 25th and November 1st, we received offers from six parties, including a party who had entered the process in late October 2004. From November 3rd through November 5th our financial advisors had follow-up conversations with each of the bidders to clarify various aspects of their proposals, including price, financing contingencies, due diligence requirements and required timing. Four of the parties proposed an all-cash merger for all of our shares. Two of the parties proposed mixed cash and stock consideration, including preferred stock and private company stock, for all of our shares.

     On November 4, 2004, Jones submitted to us its proposal letter and a markup of the draft merger agreement. Jones proposed a cash merger between us and Jones valued at $18 per share of our common stock, subject to a deadline that all relevant agreements be executed by November 11, 2004. Jones proposed a transaction structure pursuant to which, immediately after the execution of a merger agreement with Jones, the principal company stockholders would cause the record holders of their shares of our common stock to execute written consents in accordance with Section 228 of the DGCL adopting the merger agreement. Because the principal company stockholders beneficially own shares of common stock representing greater than a majority of the voting power of the outstanding shares of our capital stock entitled to vote on the adoption of a merger agreement, the proposed action by written consent would be sufficient to adopt the merger agreement with Jones without any further action by any other Barneys stockholder. Jones' offer would not allow us, after the merger agreement was executed, to terminate the merger agreement and enter into an alternative transaction that is superior to the transaction with Jones.

     On November 5, 2004, following a series of discussions between representatives of Jones and our financial advisors, Jones increased its offer to acquire Barneys to $19 per share in cash.

     Commencing on November 6th and continuing through November 10th, our legal advisors engaged in negotiations with legal advisors for Jones with respect to the proposed merger agreement and other related agreements.

     On November 8, 2004, our board held a telephonic meeting to discuss the process and ongoing developments with our management and advisors. At this meeting, our management and financial advisors reported on their discussions with the six parties that had submitted bids. Our financial advisors presented to our board a summary of the entire process conducted and the identity of, and price range offered by, the bidders remaining in the process. Our financial advisors noted, among other things, that:

     - Jones submitted the bid with the highest per share price and it did not contain a financing contingency,

     - all of the bids, except for Jones' bid, were subject to a financing contingency,

     - only two bidders, including Jones, submitted a markup of the proposed merger agreement with their bids, and

     - the estimated time to signing a merger agreement with Jones was approximately five days, and for each other bidder was between two and four weeks.

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

     After deliberating with respect to the various proposals and receiving advice from our legal advisors, the board's judgment was that, subject to resolution of certain issues, Jones' proposal appeared superior to the other five proposals in terms of price, timing and risk. Based on these considerations, and the risk of losing a $19 per share offer from Jones, our board directed management and our advisors to try to finalize a merger agreement with Jones.

     On November 9, 2004, our board held an in-person meeting to discuss Jones' proposal with our management and our advisors, including the conditions and risks associated with Jones' proposal. Our legal advisors summarized the terms of the merger agreement and reviewed again with the board the legal standards applicable to the board's decision-making process. Morgan Stanley delivered orally its fairness opinion, later confirmed in writing, as described under "-- Opinion of Barneys' Financial Advisor." The board also reviewed and considered, with our advisors, the various other factors described under "-- Reasons for the Merger," including the inability of our board to terminate the merger agreement if we receive an offer whose terms are superior to the terms of the merger with Jones. Following these reviews and further discussion, the board determined to convene a meeting on November 10, 2004 to consider resolutions approving the merger agreement with Jones. Our legal advisors and the legal advisors for Jones continued negotiating the merger agreement and other related agreements.

     On November 10, 2004, our board met telephonically to consider resolutions approving the merger agreement and the merger. After discussion and due deliberation, our board:

     - approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger;

     - determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of our stockholders; and

     - recommended that our stockholders adopt and approve the merger agreement and approve the merger and the other transactions contemplated thereby.

     The foregoing actions were approved unanimously by our board. Following the conclusion of the board meeting, on November 10, 2004, Barneys, Jones and Merger Sub finalized, executed and delivered the merger agreement and other related agreements. Barneys and Jones issued a joint press release on November 11, 2004, announcing the transaction.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENT

     Under Section 251 of the DGCL, the approval of Barneys' board of directors and the affirmative vote (or written consent in lieu thereof) of a majority of the voting power of the outstanding shares of common stock and preferred stock of Barneys entitled to vote (or consent in writing in lieu thereof), voting (or consenting in writing in lieu thereof) together as a single class, are required to adopt the merger agreement. Barneys' board of directors has previously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement.

     Under Delaware law, Barneys organizational documents and the certificate of designation of the preferred stock of Barneys, the approval of Barneys' stockholders may be effected by written consent of the stockholders holding a majority of the voting power of the outstanding shares of common stock and preferred stock, voting (or consenting in writing in lieu thereof) together as a single class. On November 10, 2004, the principal company stockholders, which, together, beneficially owned as of that date approximately 75% of the shares of common stock entitled to vote on (or consent in writing thereto in lieu thereof) the adoption of the merger agreement and 74% of the shares of capital stock of Barneys entitled to vote thereon (or consent in writing thereto in lieu thereof), entered into an agreement with Barneys and Jones pursuant to which these stockholders agreed, among other things, to take specified actions in furtherance of the merger, including causing the record holders of their shares of Barneys common stock to deliver to Barneys, written consents in accordance with Section 228 of the DGCL adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement. On November 12, 2004, these stockholders caused such record holders to deliver such written consents adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement. Because the principal company stockholders beneficially own shares of common stock representing greater than a majority of the voting power of the outstanding shares of capital stock of Barneys entitled to be cast on the adoption of the merger agreement, this action by written consent is sufficient to adopt the merger agreement and to approve the merger and the other transactions contemplated by the merger agreement without any further action by any other Barneys stockholder. As a result, no other votes are necessary to adopt the merger agreement, and your approval is not required and is not being requested.


     Federal securities laws state that the merger may not be completed until 20 calendar days after the date of mailing of this information statement to Barneys stockholders. Therefore, notwithstanding the execution and delivery of the written consents by the principal company stockholders, the merger will not occur until that time has elapsed. We expect the merger to close on or about December 21, 2004, subject to certain government regulatory reviews and approvals. However, there can be no assurance that the merger will close at that time, or at all.


RECORD DATE

     The board of directors of Barneys fixed November 10, 2004, as the record date to determine the stockholders entitled to consent to the adoption of the merger agreement, to receive notice of the proposed merger and to receive this information statement. Written consents in respect of 74% of the voting power of the outstanding shares of capital stock of Barneys entitled to consent to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement were executed on November 12, 2004. On November 10, 2004, there were 14,003,230 shares of common stock outstanding and entitled to vote on (or consent in writing to in lieu thereof) the adoption of the merger agreement and 20,000 shares of preferred stock outstanding and entitled to vote on (or consent in writing in lieu thereof) the adoption of the merger agreement. Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 8.125 votes in respect of the adoption of the merger agreement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     On November 10, 2004, after evaluating a variety of business, financial and market factors and consulting with our legal and financial advisors, and after due discussion and due consideration, our board of directors unanimously:

     - approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger,

     - determined that the merger and the other transactions contemplated by the merger agreement are in the best interests of the stockholders of Barneys, and

     - recommended that the stockholders of Barneys adopt and approve the merger agreement and approve the merger and the other transactions contemplated thereby.

REASONS FOR THE MERGER

     In reaching its determinations, approvals and recommendations referred to above, our board of directors consulted with management and its legal and financial advisors and considered a number of factors, including, among others, the following factors, each of which, in the view of our board of directors, supported such determinations, approvals and recommendations:

     - the common stock merger consideration to be paid in the merger represents a significant premium over historical trading prices for Barneys' common stock;

     - the common stock merger consideration and the preferred stock merger consideration will be paid in cash;

     - Jones' obligation to complete the merger is not subject to any financing contingencies;

     - the board's view of Jones' ability to fund the merger consideration and to close the transaction;

     - the financial presentation of Morgan Stanley, including its opinion as to the fairness, from a financial point of view, to holders of Barneys' common stock (other than the principal company stockholders) of the consideration to be received by such stockholders in the merger;

     - a comparison of the merger consideration and the other terms and conditions of the proposed merger agreement with Jones and the proposals provided by other interested parties, and the risks and uncertainties associated with the other alternatives;

     - management's view of the financial condition, operations and businesses of Barneys, and Barneys' prospects if it were to remain independent;

     - the results of the thorough process conducted by Barneys and its advisors for evaluating our strategic alternatives and reviewing proposals submitted by interested parties and our efforts to make certain that all reasonable alternatives and likely acquisition candidates were pursued;

     - management's view that it is unlikely that any other party would propose to enter into a transaction more favorable to Barneys and its stockholders;

     - the merger agreement contains only customary conditions to the completion of the merger, which increases the likelihood that the merger will be completed; and

     - the principal company stockholders, together owning approximately 75% of Barneys' outstanding common stock, informed the board that they were in favor of the merger.

     The board also considered potential adverse consequences of the merger and the merger agreement, including:

     - the fact that the merger consideration is fixed, and therefore, that Barneys' stockholders will not share in any benefits of improved results of operations or prospects of Barneys following the date the merger agreement was executed;

     - the risk that the merger might not be completed and the potential adverse effects of the failure to complete the merger on Barneys, including the diversion of management resources from other strategic opportunities and operational matters, the restrictions in the merger agreement on the operation of our business, the transaction costs of the proposed merger and the risk that, as a result of the announcement of the merger, Barneys' existing relationships with its employees, vendors and suppliers could be impaired;

     - the fact that gains from an all cash transaction would be taxable to Barneys' stockholders for U.S. federal income tax purposes;

     - the restrictions on the ability of Barneys to solicit offers for alternative business combination transactions and the inability of our board of directors to terminate the merger agreement if Barneys receives an offer whose terms are superior to the terms of the merger; and

     - certain officers and directors of Barneys have interests in the merger that may conflict with the interests of Barneys and its stockholders as described under "The Merger -- Interests of Directors and Executive Officers in the Merger".

     Although the foregoing discussion sets forth the material factors considered by our board of directors in reaching its recommendation, it may not include all of the factors considered by our board of directors, and each director may have considered different factors. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the merger, the board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching the determinations.

     The foregoing discussion of the information and factors considered and given weight by the board of directors is not intended to be exhaustive but is believed to include all material factors considered by the board of directors.

     OUR BOARD OF DIRECTORS APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT AND APPROVE THE MERGER AGREEMENT AND APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

OPINION OF BARNEYS' FINANCIAL ADVISOR

     Barneys retained Morgan Stanley to provide financial advisory services and a financial fairness opinion to the board of directors of Barneys in connection with the transaction. The board of directors selected Morgan Stanley to act as one of its financial advisors based on Morgan Stanley's qualifications, expertise, reputation and knowledge of the business of Barneys. At the meeting of the board of directors on November 9, 2004, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing at the meeting of the board of directors on November 10, 2004, that as of November 10, 2004, and based upon and subject to the assumptions, qualifications and limitations set forth therein, the consideration to be received by the holders of shares of Barneys common stock pursuant to the merger agreement was fair from a financial point of view to such holders (other than the principal company stockholders).

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED NOVEMBER 10, 2004, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS OF THE REVIEWS UNDERTAKEN IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS INFORMATION STATEMENT. THE SUMMARY OF MORGAN STANLEY'S FAIRNESS OPINION SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. STOCKHOLDERS SHOULD READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF BARNEYS, ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF BARNEYS COMMON STOCK PURSUANT TO THE MERGER AGREEMENT (OTHER THAN THE PRINCIPAL COMPANY STOCKHOLDERS), AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other business and financial information of Barneys;

     - reviewed certain internal financial statements and other financial and operating data concerning Barneys prepared by the management of Barneys;

     - reviewed certain financial projections prepared by the management of Barneys;

     - discussed with senior executives of Barneys the past and current operations and financial condition and the prospects of Barneys, including financial projections prepared by the management of Barneys, and, among other things, different forecast scenarios;

     - reviewed the reported prices and trading activity for the common stock of Barneys;

     - compared the financial performance of Barneys and the prices and trading activity of the common stock of Barneys with that of certain other comparable publicly-traded companies and their securities;

     - reviewed historical premiums received, to the extent publicly available, in acquisitions with all cash consideration;

     - participated in discussions and negotiations among representatives of Barneys, Jones and the principal company stockholders and their respective financial and legal advisors;

     - reviewed the draft merger agreement, the draft principal stockholders' agreement and certain related documents; and

     - considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

     In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Barneys for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Barneys. In addition, Morgan Stanley assumed that the merger will be completed in accordance with the terms set forth in the merger agreement and the principal stockholders' agreement without material modification or waiver, including, among other things, that the offer to purchase, and related consent solicitation to eliminate or modify certain covenants with respect to, all of the outstanding aggregate principal amount of the 9.000% Senior Secured Notes due 2008 of Barney's, Inc., will be completed in accordance with the terms set forth in the merger agreement and the related disclosure letter without material modification or waiver. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Barneys, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Furthermore, Morgan Stanley understood that approximately 75% of the outstanding shares of Barneys common stock is held together by the principal company stockholders, and they will receive the same consideration as all other holders of shares of Barneys common stock pursuant to the merger agreement.

     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion, dated November 10, 2004. Some of these summaries include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

     Historical Share Price Analysis. Morgan Stanley reviewed the historical trading prices and daily trading volume for the common stock of Barneys, including for the two years ended November 5, 2004. Morgan Stanley also compared the merger consideration relative to the Barneys common stock price over the period referenced above and to the Barneys common stock price on June 29, 2004 (the day prior to the date that Barneys announced it had retained Morgan Stanley and Peter J. Solomon Company as financial advisors in connection with exploring strategic alternatives to enhance stockholder value, including a potential investment by a third party or a sale of Barneys). Morgan Stanley noted the illiquidity of Barneys common stock both on an absolute basis and relative to certain comparable publicly traded companies.

     The table below presents the merger consideration relative to the absolute share prices of Barneys common stock over the period referenced above.

                                                                               MERGER
                                                                            CONSIDERATION
                                                           BARNEYS COMMON     PREMIUM/
METRIC                                 PERIOD OR DATE       STOCK PRICE      (DISCOUNT)
------                               -------------------   --------------   -------------
Merger Consideration...............          --                $19.00              --
Price on November 5, 2004..........  11/5/2004                 $20.00            (5.0)%
Unaffected Price...................  6/29/2004                 $12.75            49.0%
Three-Month Average................  8/5/2004-11/5/2004        $19.93            (4.7)%
Six-Month Average..................  5/5/2004-11/5/2004        $17.44             8.9%
One-Year Average...................  11/5/2003-11/5/2004       $13.38            42.0%
Two-Year Average...................  11/5/2002-11/5/2004       $ 9.19           106.7%

     Comparable Company Analysis. Morgan Stanley reviewed and analyzed certain public market trading multiples for public companies similar to Barneys from a business mix perspective and based on upscale market focus. The multiples analyzed for these comparable companies included aggregate market value (defined as public equity market value plus total book value of debt, total book value of preferred stock and minority interest less cash and other short term investments) divided by estimated earnings before interest, taxes, depreciation and amortization (hereinafter referred to as EBITDA) for 2004 and 2005, and equity market value divided by estimated net income for 2004 and 2005. Morgan Stanley calculated financial multiples based on publicly available financial data as of November 5, 2004. The estimates of EBITDA and net income for the comparable companies were based on selected publicly available equity research estimates. For purposes of its analysis, Morgan Stanley identified the following three publicly traded corporations in the upscale segment of the department store business:

     - Saks Incorporated;

     - The Neiman Marcus Group, Inc.; and

     - Nordstrom, Inc.

     A summary of the reference range of market trading multiples that Morgan Stanley derived are set forth below:

                                                              REFERENCE RANGE
                                                                OF MULTIPLES
                                                              ----------------
Aggregate Value/2004E EBITDA................................  6.5x - 7.5x
Aggregate Value/2005E EBITDA................................  6.5x - 7.5x
Equity Value/2004E Net Income...............................  14.0x - 19.0x
Equity Value/2005E Net Income...............................  13.5x - 16.5x

     Using these derived reference ranges of multiples, Morgan Stanley calculated an implied valuation range for Barneys by applying the reference ranges of multiples to the applicable Barneys operating statistic based on information provided by management and other publicly available data. Based upon and subject to the foregoing, Morgan Stanley calculated an illustrative implied valuation range for Barneys common stock of $14.01 to $19.19 per share.

     Although the foregoing companies in the upscale segment of the department store business were compared to Barneys for purposes of this and the foregoing analysis, Morgan Stanley noted that no company utilized in this analysis is identical to Barneys because of differences between Barneys and the comparable companies with respect to business mix, size, store formats and locations, operations and other characteristics. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Barneys, such as the impact of competition on the business of Barneys and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Barneys or the industry or in the markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

     Premium Analysis. Morgan Stanley reviewed historical premiums received, to the extent publicly available, in U.S. acquisitions with all cash consideration. The table below presents certain historical premium data considered by Morgan Stanley.

                                                              PREMIUM TO
                                                              UNAFFECTED
PERIOD                                                        STOCK PRICE
------                                                        -----------
1/1/2004 - 9/30/2004........................................      28%
2003........................................................      37%
2002........................................................      42%
15-Year Average.............................................      42%

     The reference range of premium to unaffected stock price derived by Morgan Stanley was 25% to 45%.

     Using this derived reference range of premiums received, Morgan Stanley calculated an implied valuation range for Barneys by applying the reference range of premiums to the Barneys common stock price on June 29, 2004 (the day prior to the date that Barneys announced it had retained Morgan Stanley and Peter J. Solomon Company as financial advisors). The illustrative implied valuation range calculated for Barneys common stock was $15.84 to $18.58 per share.

     Morgan Stanley noted that the merger and acquisition transaction environment varies over time because of, among other things, (i) macroeconomic factors such as interest rate and equity market fluctuations, (ii) microeconomic factors such as industry results, growth expectations and company characteristics and (iii) transaction dynamics with respect to individual acquisitions. Morgan Stanley also noted that such factors would affect the premiums received in historical acquisitions. Mathematical analyses (such as determining the average or median) is not in itself a meaningful method of using historical premiums data.

     Discounted Cash Flow Analysis. Morgan Stanley performed a four-year discounted cash flow analysis of the after-tax unlevered free cash flows derived from Barneys for fiscal years 2005 through 2008, based on financial forecasts and estimates provided by management, excluding the effect of any strategic, financial and operational benefits from the proposed transactions. Morgan Stanley estimated a range of terminal values calculated in 2008 based on EBITDA multiples ranging from 6.0x to 7.0x. Morgan Stanley discounted the unlevered free cash flow streams and the estimated terminal value to a present value at a range of discount rates from 15.0% to 20.0%. The discount rates utilized in this analysis were chosen based upon an analysis of the weighted average cost of capital of comparable companies, risk adjusted for management's growth plan. Morgan Stanley also included the present value of future tax savings due to its net operating loss carryforwards in its discounted cash flow valuation of Barneys. Based on the aforementioned projections and assumptions, this analysis of Barneys yielded an illustrative implied valuation range of Barneys common stock of $15.84 to $22.85 per share.

     In addition, Morgan Stanley performed a discounted cash flow analysis based on sensitivity case projections, discussed with Barneys' management, that considered the performance of only those stores already open or currently under contract, excluding the effect of any strategic, financial and operational benefits from the proposed transaction. In this analysis, Morgan Stanley used discount rates ranging from 11.0% to 13.0% and terminal 2008 EBITDA multiples of 6.0x to 7.0x. Morgan Stanley also included the present value of Barneys' future tax savings due to its net operating loss carryforwards. Based on the aforementioned projections and assumptions, this analysis of Barneys yielded an illustrative implied valuation range of Barneys common stock of $17.67 to $21.94 per share.

     Leveraged Buyout Analysis. Morgan Stanley performed a leveraged buyout analysis to determine the range of prices that a financial buyer may have been willing to pay assuming a range of target internal rates of return. Morgan Stanley used the after-tax levered free cash flows derived from Barneys for fiscal years 2005 through 2008, based on financial forecasts and estimates provided by management, excluding the effect of any strategic, financial and operational benefits from the proposed transactions, but including future tax savings due to its net operating loss carryforwards. Morgan Stanley estimated a range of target internal rates of return of 20.0% to 30.0% and estimated a range of terminal values calculated in 2008 based on EBITDA multiples ranging from 6.0x to 7.0x. Based on the aforementioned projections and assumptions, this analysis yielded an illustrative implied valuation range of Barneys common stock of $15.84 to $18.89 per share.

     In addition, Morgan Stanley performed a leveraged buyout analysis based on sensitivity case projections, discussed with Barneys' management, that considered the performance of only those stores already open or currently under contract, excluding the effect of any strategic, financial and operational benefits from the proposed transaction, but including Barneys' future tax savings due to its net operating loss carryforwards. Morgan Stanley estimated a range of target internal rates of return of 20.0% to 30.0% and estimated a range of terminal values calculated in 2008 based on EBITDA multiples ranging from 6.0x to 7.0x. Based on the aforementioned projections and assumptions, this analysis yielded an illustrative implied valuation range of Barneys common stock of $12.79 to $15.84 per share.

     Morgan Stanley noted that Barneys' ability to borrow may be affected by, among other things, (i) its lease obligations and (ii) the capital markets environment, which varies over time because of, among other things, (a) macroeconomic factors such as interest rate and equity market fluctuations, (b) microeconomic factors such as industry results, growth expectations and company characteristics, and (c) transaction dynamics with respect to individual acquisitions. Barneys' ability to borrow would, in turn, affect internal rate of return to a financial buyer.

     In connection with the review of the transaction by our board of directors, Morgan Stanley performed a variety of financial and comparable analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of them, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of Barneys common stock.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Morgan Stanley or Barneys. Any estimates contained in the analyses of Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of the analyses of Morgan Stanley of the fairness of the consideration to be received by holders of shares of Barneys common stock (other than the principal company stockholders) pursuant to the merger agreement from a financial point of view, and were prepared in connection with the delivery by Morgan Stanley of its opinion, dated November 10, 2004, to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Barneys common stock might actually trade.

     The merger consideration pursuant to the merger agreement was determined through arms-length negotiations between Barneys and Jones and was approved by Barneys' board of directors. Morgan Stanley provided advice to Barneys during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the board of directors or that any specific merger consideration constituted the only appropriate merger consideration for the merger. The opinion of Morgan Stanley was one of many factors taken into consideration by the Barneys board of directors in making its determination to approve the proposed transaction. The foregoing summary does not purport to be a complete description of the analyses performed by Morgan Stanley.

     Our board of directors selected Morgan Stanley as one of its financial advisors because of its reputation as an internationally recognized investment banking and advisory firm with substantial experience in transactions similar to this proposed transaction and because Morgan Stanley is familiar with Barneys and its business. As part of its investment banking and financial advisory business, Morgan Stanley is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Morgan Stanley provides a full range of financial advisory and securities services. In addition, in the course of its business, Morgan Stanley may actively trade the debt and equity securities of Barneys and Jones for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

     Pursuant to the terms of an engagement letter, we have agreed to pay our financial advisors customary fees in connection with the merger, a substantial portion of which is contingent upon the completion of the merger. We have also agreed to reimburse our financial advisors for their respective fees and expenses incurred in performing their services. In addition, we have agreed to indemnify our financial advisors and their respective affiliates, their respective directors, officers, agents and employees and each person, if any, controlling them or any of their affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of their engagement.

FINANCING CONDITIONS

     The merger is not conditioned on any financing arrangements.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

     The following is a summary of the material United States Federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our capital stock are converted into the right to receive cash under the merger. The discussion is for general information purposes only and does not purport to consider all aspects of United States Federal income taxation that might be relevant to our stockholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of our capital stock as capital assets, and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under certain United States Federal income tax laws, such as dealers in securities, banks, insurance companies, other financial institutions, mutual funds, real estate investment trusts, tax-exempt organizations, investors in pass-through entities, stockholders who hold our shares as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction, and stockholders who acquired shares of our capital stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. If our capital stock is held by a partnership, the United States Federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of our capital stock and partners in such partnerships are urged to consult their own tax advisors regarding the consequences to them of the merger.

     For purposes of this summary, a "U.S. holder" is a holder of shares of our capital stock, who is, for United States Federal income tax purposes:

     - An individual who is a citizen or resident of the United States;

     - A corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     - An estate whose income is subject to United States Federal income tax regardless of its source; or

     - A trust if (a) a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust; or (b) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for United States federal income tax purposes.

     Except with respect to the backup withholding discussion below, this discussion does not discuss the tax consequences to any stockholder who, for United States Federal income tax purposes, is not a U.S. holder and does not address any aspect of state, local or foreign tax laws.

     The receipt of the merger consideration (which consists solely of cash) for shares of our common stock or preferred stock, as the case may be, as a result of the merger will be a taxable transaction for United States Federal income tax purposes. In general, a stockholder who surrenders shares of our common or preferred stock for cash as a result of the merger will recognize capital gain or loss for United States Federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of our common stock or preferred stock, as the case may be, surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in connection with the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the completion of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

     Backup withholding will apply to all cash payments to which a U.S. holder is entitled pursuant to the merger agreement if such holder fails to provide a taxpayer identification number (Social Security number, in the case of individuals, or employer identification number, in the case of other stockholders), certify that such number is correct, and otherwise comply with the backup withholding tax rules. Each U.S. holder should complete and sign the Substitute Form W-9 which will be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Stockholders who are not U.S. holders should complete and sign a Form W-8BEN and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States Federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

     Stockholders considering the exercise of their appraisal rights should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the exercise of such rights arising under the laws of any other taxing jurisdiction.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER SHOULD CONSULT THE STOCKHOLDER'S TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO THE STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Members of our board of directors and our executive officers have various interests in the merger described in this section that are different from, or in addition to, the interests of Barneys and our stockholders generally. The members of our board of directors were aware of these interests and considered them at the time they approved the merger agreement.

     Cancellation and Cash-out of Stock Options. Pursuant to the merger agreement, as of the effective time of the merger, stock options held by our executive officers and directors, whether or not then vested or exercisable, will be cancelled and converted into the right to receive a lump sum cash payment. For a more detailed discussion of the treatment of outstanding options to acquire our common stock, see "The Merger Agreement -- Treatment of Stock Options and Warrants."

     Assuming that the merger closes on December 31, 2004, the following table sets forth as of November 10, 2004, with respect to our directors and executive officers:

     - the number of shares of Barneys common stock subject to options held by such persons that vest as a result of the merger;

     - the number of shares of Barneys common stock subject to options held by such persons that will be exercisable at the closing of the merger;

     - the weighted average exercise price of all options held by such persons;

     - the weighted average exercise price of the options held by such persons that vest as a result of the merger;

     - the cash value realizable by such persons from options that vest as a result of the merger; and

     - the cash value realizable by such persons from all options held by such persons upon the closing of the merger.

                                                                               WEIGHTED
                          SHARES OF                                            AVERAGE
                           COMMON         SHARES OF                            EXERCISE
                            STOCK        COMMON STOCK                         PRICE PER
                         SUBJECT TO       SUBJECT TO                           SHARE OF                           REALIZABLE
                           OPTIONS         OPTIONS       WEIGHTED AVERAGE    OPTIONS THAT    REALIZABLE VALUE    VALUE OF ALL
                        THAT VEST AS    EXERCISABLE AT    EXERCISE PRICE      VEST AS A      OF OPTIONS THAT    OPTIONS AT THE
                         A RESULT OF    CLOSING OF THE   PER SHARE OF ALL   RESULT OF THE    VEST AS A RESULT   CLOSING OF THE
NAME                     THE MERGER        MERGER*           OPTIONS            MERGER        OF THE MERGER        MERGER**
----                    -------------   --------------   ----------------   --------------   ----------------   --------------
David A.
  Strumwasser.........          0            30,000          $9.4675            $    0           $     0         $   285,975
Douglas P.
  Teitelbaum..........          0            30,000          $9.4675            $    0           $     0         $   285,975
Shelley G.
  Greenhaus...........          0            30,000          $9.4675            $    0           $     0         $   285,975
Steven A. VanDyke.....          0            30,000          $9.4675            $    0           $     0         $   285,975
John Halpern..........          0            30,000          $9.4675            $    0           $     0         $   285,975
Allen I. Questrom.....          0            30,000          $9.4675            $    0           $     0         $   285,975
Carl Spielvogel.......          0            30,000          $9.4675            $    0           $     0         $   285,975
Robert J. Tarr Jr. ...          0            30,000          $9.4675            $    0           $     0         $   285,975
Howard Socol***.......          0           792,234          $ 9.625            $    0           $     0         $10,000,000
Judith Collinson......      4,000            60,000          $ 10.04            $9.625           $37,500         $   537,500
Thomas Kalenderian....      4,000            60,000          $ 10.04            $9.625           $37,500         $   537,500
Michael Celestino.....      4,000            60,000          $ 10.04            $9.625           $37,500         $   537,500
Marc H. Perlowitz.....      4,000            60,000          $ 10.04            $9.625           $37,500         $   537,500
Steven M. Feldman.....      3,000            45,000          $ 10.04            $9.625           $28,875         $   403,125
Karl Hermanns.........      3,000            45,000          $ 10.04            $9.625           $28,875         $   403,125
Dave New..............      3,000            45,000          $ 10.04            $9.625           $28,875         $   403,125
Vincent Phelan........      8,000            25,000          $ 10.15            $10.00           $72,000         $   221,250

---------------

  * Includes shares of common stock subject to options that vest as a result of the merger listed in the prior column.

 ** Includes realizable value of options that vest as a result of the merger listed in the prior column.

*** Pursuant to Mr. Socol's employment agreement, the realizable value of all of his options at the closing of the merger is guaranteed to be $10,000,000. The actual realizable value of Mr. Socol's options based on the price of $19.00 per share to be paid to holders of our common stock is $7,427,194 at closing. Mr. Socol's 100,000 unvested shares of restricted stock will also vest as a result of the merger.

     Employment Agreements. Simultaneously with the execution of the merger agreement, Howard Socol, our Chairman, President and Chief Executive Officer, entered into an employment agreement with Jones. The agreement will become effective as of the closing date of the merger. The agreement does not amend, modify or affect any of the rights or obligations of the parties to Mr. Socol's current employment agreement with Barneys. Jones will pay, or will cause Barneys to pay, all amounts payable to Mr. Socol under that agreement in accordance with its terms, including any annual bonus that he may be eligible to receive with respect to the fiscal year ending January 31, 2005.

     The term of Mr. Socol's new agreement runs through January 31, 2008. Pursuant to the agreement, Mr. Socol will serve as Chairman of the Board of Directors and Chief Executive Officer of Barneys. Upon the earlier of (i) February 1, 2007 and (ii) the date (if any) during Barneys' fiscal year ending January 31, 2007 on which a successor to Mr. Socol as Chief Executive Officer of Barneys is approved, Mr. Socol will instead be employed as an Executive Advisor to Jones.

     Mr. Socol's base salary will be equal to $1,200,000 per year, except that during any period in which Mr. Socol serves as an Executive Advisor, his salary will be 50% of that amount. He will also be entitled to receive an annual performance bonus based on Barneys' meeting certain financial target amounts. For each fiscal year for which Mr. Socol receives a bonus, he will also receive a number of shares of restricted common stock of Jones equal to (i) a multiple of the bonus payable for such fiscal year divided by (ii) the closing price of the common stock of Jones on the date on which the bonus for such fiscal year is paid. The restricted shares will vest on January 31, 2008 so long as Mr. Socol is still employed by Jones on that date. During the agreement term, Mr. Socol will also receive certain perquisites that are substantially similar to those under his current agreement. Mr. Socol will be eligible to receive employee benefits and other fringe benefits generally available to senior executives of Jones.

     In the event that Mr. Socol terminates his employment for good reason or Jones terminates Mr. Socol's employment other than for cause, disability or death, he will be entitled to receive (i) all accrued and unpaid salary and bonus through the termination date, (ii) the amount by which 75% of his annual salary exceeds the salary paid pursuant to clause (i), (iii) the continued payment of salary during the portion of the agreement term following the termination date at the rate in effect as of the termination date and (iv) a bonus and a number of shares of restricted common stock of Jones for the year of termination and for each subsequent fiscal year of Barneys during the agreement term, in each case in the amounts that he would have been entitled to receive had he remained employed throughout the remainder of the agreement term (without proration). In the event of any such termination, the amount of the bonus for any fiscal year may not be less than 25% of Mr. Socol's salary and the shares of restricted stock issued for such fiscal year must have a value of not less than 25% of his salary. Upon any termination described in this paragraph, all of Mr. Socol's restricted shares will vest, and for a period of six months following the termination date, Mr. Socol and his spouse will be entitled to continued coverage under Jones' life, medical, dental and other health benefit plans, as in effect for senior managers of Jones.

     In connection with the merger, Jones also entered into employment letter agreements with Judith Collinson, Executive Vice President of Women's Merchandising, and Thomas Kalenderian, Executive Vice President of Men's Merchandising. The agreements provide for the continuation of their employment, present responsibilities, title, current salary (subject to annual review) and eligibility for an annual bonus. The agreements have a term of three years following the completion of the merger. If either employee is terminated by Barneys without cause, the employee's severance will be the greater of (i) 12 months of salary and (ii) salary for the remaining term of the agreement. If either employee's employment with Barneys terminates for any reason, Barneys may elect that the employee not compete with Barneys for 12 months following the termination of employment, but only if Barneys continues to pay the employee's salary throughout the 12-month period. The employees also may not solicit or hire any Barneys or Jones employee during the 24 months following termination of employment. The letter agreements provide that following their signing, their terms will be incorporated into broader employment agreements. At such time, Jones will provide each of Ms. Collinson and Mr. Kalenderian with not less than 10,000 shares of restricted common stock of Jones, to vest contingent on the employee being employed at the end of the three-year term. If either employee is terminated without cause before the end of the three-year term, the employee's restricted shares will vest pro-rata with the time worked during the term.

     Severance Arrangements. We have entered into severance protection agreements with certain of our named executive officers and senior management. The agreements provide that, notwithstanding the terms of Barneys' severance plan, if the executive is terminated without cause during the 18-month period following the completion of the merger, the executive will be entitled to the severance benefit otherwise payable to the executive under Barneys' severance plan. If Barneys' severance plan is amended or terminated during the 18-month period following the completion of the merger, and the effect of any such amendment would be to reduce or eliminate the severance benefit to be paid to the executive under the plan in the case of a termination without cause, the executive will be entitled to the severance benefit otherwise payable to the executive under Barneys' severance plan in the event that the executive is terminated without cause during the 18-month period following the completion of the merger as if the amendment had not been executed or the severance plan had not been terminated. The amount of severance payable under Barneys' severance plan depends on a participant's position and number of years of service, ranging from one week to one month for each year of service. The severance payments range from a minimum of two weeks' salary to a maximum of twelve months' salary.

     Additionally, in the event that the executive voluntarily elects to terminate his or her employment following a substantial reduction in salary or a material diminution in responsibilities during the 12-month period following the closing of the merger (a "voluntary termination"), the executive will be entitled to the severance amount otherwise payable to the executive under Barneys' severance plan. If Barneys' severance plan is amended or terminated during the 12-month period following the completion of the merger, and the effect of any such amendment would be to reduce or eliminate the severance benefit to be paid to the executive under the plan in the case of a voluntary termination, the executive will be entitled to the severance benefit otherwise payable to the executive under Barneys' severance plan in the event of a voluntary termination as if the amendment had not been executed or the severance plan had not been terminated. The severance benefits are conditioned upon the executive providing us with a general waiver and release of claims against us, our subsidiaries and affiliates, and other related persons.

     The severance protection agreements also provide that each executive will remain eligible for bonuses (including retention incentive bonuses) under Barneys' bonus plans if the employment of the executive is terminated without cause following completion of the merger and prior to the date that certain bonuses would have otherwise been payable under the terms of Barneys' bonus plans. If the employment of an employee is terminated without cause following completion of the merger and prior to the end of the 2004 plan year, the employee will be deemed to have met the individual performance goals set forth in the employee bonus plan and therefore will be entitled to receive 75% of the bonus payable upon achievement of the performance goals.

     Indemnification of Directors and Executive Officers and Insurance. The merger agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring as of or prior to the effective time of the merger that exist in favor of the directors or executive officers of Barneys or its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any of their existing indemnification agreements in effect as of the date of the merger agreement will be assumed by Barneys as the surviving corporation in the merger and will continue in full force and effect after completion of the merger in accordance with their terms. Jones has agreed to cause Barneys as the surviving corporation in the merger to fulfill and honor in all respects those obligations.

     The merger agreement further provides that after the merger, Jones will, or will cause Barneys as the surviving corporation to, provide, for a period not less than six years, directors' and officers' liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors' and officers' liability insurance policy, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. Jones will not be required to pay an annual premium for such insurance that exceeds 275% of the annual premium paid by Barneys for the period from February 28, 2004 to, and including, February 28, 2005.

     Our board of directors was aware of, and considered the interests of, our directors and executive officers and the potential conflicts arising from such interests in its deliberations of the merits of the merger and in approving the merger agreement and the merger.

APPRAISAL RIGHTS

     THE DISCUSSION OF THE PROVISIONS SET FORTH BELOW IS NOT A COMPLETE SUMMARY REGARDING YOUR APPRAISAL RIGHTS UNDER DELAWARE LAW AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF THE RELEVANT PROVISIONS OF DELAWARE LAW, WHICH ARE ATTACHED AS ANNEX C TO THIS INFORMATION STATEMENT. STOCKHOLDERS INTENDING TO EXERCISE APPRAISAL RIGHTS SHOULD CAREFULLY REVIEW ANNEX C. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN ANNEX C MAY RESULT IN A TERMINATION OR WAIVER OF THESE RIGHTS.

     Upon completion of the merger, holders of our common stock or preferred stock, as the case may be, who did not consent to the adoption of the merger agreement and who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our common stock or preferred stock, as the case may be, appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholders would otherwise be entitled to receive pursuant to the merger agreement.

     The following is a brief summary of Section 262, which sets forth the procedures for holders of common stock or preferred stock, as the case may be, who did not consent to the adoption of the merger agreement and decide to exercise their statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the merger.

     Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the merger or the surviving or resulting corporation, within ten calendar days after the effective date of the merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available. This information statement constitutes notice to holders of shares of Barneys' common stock or preferred stock, as the case may be, concerning the availability of appraisal rights under Section 262.

     Holders of shares of Barneys common stock or preferred stock, as the case may be, who desire to exercise their appraisal rights must deliver a written demand for appraisal to Barneys within 20 calendar days after the mailing of this information statement and the notice attached hereto. A demand for appraisal must be executed by or for the stockholder of record and must reasonably inform Barneys of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the shares of Barneys' common stock or preferred stock, as the case may be. A stockholder who elects to exercise appraisal rights should mail or deliver the written demand to Barneys New York, Inc. at 575 Fifth Avenue, 11th Floor, New York, New York 10017,
Attention: Marc H. Perlowitz, Secretary.

     If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the record owner. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. If a stockholder holds shares of Barneys' common stock or preferred stock, as the case may be, through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Barneys' common stock or preferred stock, as the case may be, as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Barneys' common stock or preferred stock, as the case may be, outstanding in the name of such record owner.

     A person having a beneficial interest in our common stock or preferred stock, as the case may be, held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the procedures set forth in Section 262 in a timely manner to perfect any appraisal rights. Stockholders who hold their shares of common stock or preferred stock, as the case may be, in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Prior to the merger or within ten calendar days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders entitled to appraisal rights. If this notice is sent more than 20 calendar days after the sending of this information statement, we will only send it to stockholders who are entitled to appraisal rights and who have demanded appraisal in accordance with Section 262.

     Within 120 calendar days after the effective date of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Barneys, as the surviving corporation in the merger, must mail any such written statement to the stockholder within ten calendar days after the stockholders' request is received by us or within ten calendar days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

     Within 120 calendar days after the effective date of the merger, either Barneys or any stockholder who has complied with the required conditions of
Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Barneys shares of stockholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of a petition for appraisal by a stockholder in accordance with Section 262, service of a copy must be provided to us. Within 20 calendar days after service, we must file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If a petition is filed by us, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by us. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     Barneys' stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would have received pursuant to the merger agreement if they had not sought appraisal of their shares. Moreover, Barneys does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Barneys common stock or preferred stock, as the case may be, is less than the merger consideration. The costs of the appraisal proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder seeking appraisal, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger.

     At any time within 60 calendar days after the effective date of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 calendar days after the effective date of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

     Failure by any stockholder to comply fully with the procedures described above and set forth in Annex C to this information statement may result in termination of the stockholder's appraisal rights.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Barneys. Barneys will survive the merger as a wholly owned indirect subsidiary of Jones.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     The conversion of our common stock or preferred stock into the right to receive the common stock merger consideration or the preferred stock merger consideration, as the case may be, in cash, without interest, will occur automatically at the effective time of the merger. Promptly after the effective time of the merger, the paying agent will send a letter of transmittal to each holder of record of a certificate or certificates representing shares of Barneys' common stock or preferred stock. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock or preferred stock, as the case may be. Stockholders should not return stock certificates before receiving the letter of transmittal.

     In the event of a transfer of ownership of our common stock or preferred stock that is not registered in the records of our transfer agent, the cash consideration for shares of our common stock or preferred stock, as the case may be, may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

     - the certificate is properly endorsed or otherwise is in proper form for transfer; and

     - the person requesting such payment (i) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (ii) establishes that the tax has been paid or is not applicable.

     The cash paid in exchange for shares of our common stock or preferred stock, as the case may be, will be issued in full satisfaction of all rights relating to shares of our common stock or preferred stock, as the case may be.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

     The HSR Act and related rules provide that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. On November 19, 2004, Barneys and Jones each filed a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at 11:59 p.m. on December 20, 2004.

     Under the merger agreement, both Barneys and Jones have agreed to use their commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and to give any necessary notices to, governmental authorities and to make all necessary registrations, declarations and filings (including filings with governmental authorities, if any), and to take all acts as may be necessary to obtain any such action, nonaction, waiver, consent, approval, order or authorization. Notwithstanding the foregoing, Jones shall not be required to, and Barneys and its subsidiaries shall not, without the written consent of Jones, agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to (i) any of the properties, other assets

(whether tangible or intangible) or any portion of any business of Jones or any of its subsidiaries or (ii) any of the properties, other assets (whether tangible or intangible) or any portion of any business of Barneys or any of its subsidiaries other than any such action that is not reasonably likely to have a material adverse effect on us.

     Except as noted above with respect to the required filings under the HSR Act and the expiration of 20 calendar days from the dissemination of this information statement to Barneys' stockholders and the filing of a certificate of merger with the Secretary of State of the State of Delaware at or before the effective time of the merger, we are unaware of any material Federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or the completion of the merger.

                              THE MERGER AGREEMENT

     This section of this information statement describes the material terms of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

THE MERGER

     Subject to the terms of the merger agreement, Merger Sub, a wholly owned indirect subsidiary of Jones, will merge with and into Barneys with Barneys surviving the merger as a wholly owned indirect subsidiary of Jones. As a result of the merger, Barneys will cease to be an independent, publicly traded company, and its shares of common stock will no longer be quoted on the NASDAQ Over-The-Counter Bulletin Board Service. The merger will become effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by Barneys and Jones and specified in the certificate of merger filed with the Secretary of State of the State of Delaware).

MERGER CONSIDERATION

     The merger agreement provides that, upon completion of the merger, each issued and outstanding share of Barneys common stock will automatically be cancelled and will cease to exist and each outstanding share of common stock not owned by Barneys, Jones or Merger Sub will be converted into the right to receive $19.00 in cash, without interest, and each issued and outstanding share of Barneys preferred stock will automatically be canceled and will cease to exist and each outstanding share of preferred stock not owned by Barneys, Jones or Merger Sub will be converted into the right to receive $154.375 in cash, without interest.

PAYMENT PROCEDURES

     Pursuant to the merger agreement, prior to the effective time of the merger, Jones will designate a bank or trust company reasonably acceptable to Barneys to act as paying agent for payment of the common stock merger consideration or the preferred stock merger consideration upon surrender of the certificates representing shares of Barneys common stock or preferred stock, as the case may be. As of or prior to the effective time of the merger, Jones will deposit, or cause to be deposited, with the paying agent cash sufficient to pay the aggregate amounts payable in exchange for the outstanding shares of common stock and preferred stock. As promptly as practicable after the effective time of the merger, Jones is required to cause the paying agent to send each Barneys stockholder of record a letter of transmittal and instructions explaining how to send his or her stock certificates to the paying agent. The paying agent will mail checks for the appropriate amounts of the common stock merger consideration or the preferred stock merger consideration, as the case may be, minus any withholding taxes required by law, to the former holders of Barneys common stock or preferred stock, as the case may be, as promptly as practicable following the paying agent's receipt and processing of Barneys' common stock and preferred stock certificates and properly completed transmittal documents. The letter of transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit of that fact and, if required by Jones or the paying agent, post a bond in an amount that Jones may reasonably direct as indemnity against any claim that may be made against it in respect of the certificate. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL.

TREATMENT OF STOCK OPTIONS AND WARRANTS

     As of the effective time of the merger, each outstanding option, whether or not then vested or exercisable, will be cancelled and converted into the right to receive a lump sum cash payment equal to the excess, if any, of (i) the product of (A) the number of shares of Barneys common stock subject to such option and (B) $19.00 over (ii) the product of (x) the number of shares of Barneys common stock subject to such option and (y) the per share exercise price of such option.

     At the effective time of the merger, each warrant, whether or not then vested or exercisable, will become exercisable for a lump sum cash payment equal to the excess, if any, of (i) the product of (A) the number of shares of our common stock subject to such warrant and (B) $19.00 over (ii) the product of (x) the number of shares of Barneys common stock subject to such warrant and (y) the per share exercise price of such warrant.

DIRECTORS AND OFFICERS

     Upon completion of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation until the earlier of their respective death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of Barneys immediately prior to the effective time of the merger will be the officers of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The by-laws of Merger Sub will govern the filling of any vacancies in the board of directors and the appointment of new officers.

STOCKHOLDERS SEEKING APPRAISAL

     The merger agreement provides that those holders of shares of common stock or preferred stock, as the case may be, who are entitled to demand and properly demand appraisal will not have the right to receive the common stock merger consideration or the preferred stock merger consideration, as the case may be, but will receive payment of the fair value of their shares in accordance with Delaware law. If a holder fails to perfect, waives, withdraws or loses his or her right to appraisal of our common stock or preferred stock, as the case may be, after the effective date, his or her shares will be treated as if they had been converted into and are exchangeable for the right to receive the common stock merger consideration or the preferred stock merger consideration, as the case may be, without interest and the stockholder's right to appraisal will be extinguished.

     Barneys must give Jones prompt notice of demands for appraisal and Barneys may not make a payment with respect to a demand for appraisal or settle any such demands without Jones' prior written consent. Additional details on appraisal rights are described above in "The Merger -- Appraisal Rights."

NO SOLICITATION OF OTHER OFFERS

     The merger agreement provides that Barneys may not, and may not authorize or permit any of its subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or the making of any takeover proposal or (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information relating to Barneys in connection with, or otherwise cooperate in any way with, any takeover proposal. Barneys must, and must cause its subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted as of November 10, 2004, with respect to any takeover proposal. Neither Barneys nor any of its subsidiaries may execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting or related to any takeover proposal.

DEBT OFFER

     The merger agreement provides that on or prior to the date of filing this information statement in preliminary form with the SEC, Barneys will have commenced an offer to purchase, and related consent solicitation to eliminate certain provisions relating to the covenants, events of default and other restrictive provisions (the "Restrictive Covenants") contained in the indenture and the security documents relating to, all of the outstanding aggregate principal amount of 9.000% Senior Secured Notes due 2008 of Barney's, Inc. (the "Senior Notes") on the terms and conditions agreed to between Barneys and Jones (together with the related consent solicitation, the "Debt Offer"). Barneys agreed that immediately following 5:00 p.m., New York City time, on the tenth business day after the Debt Offer commenced, assuming the requisite consents are received, Barneys will, and will cause its subsidiaries (as applicable) and Wilmington Trust Company, as trustee, or the collateral agent under the security documents relating to the Senior Notes, as applicable, to execute a supplemental indenture and amendments to the security documents relating to the Senior Notes, which supplemental indenture and amendments to the security documents will eliminate or modify the Restrictive Covenants.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by Barneys to Jones and Merger Sub, including but not limited to representations and warranties relating to:

     - organization, standing and power, and other corporate matters of Barneys and its subsidiaries;

     - Barneys' certificate of incorporation and By-laws;

     - the capitalization of Barneys and its subsidiaries;

     - the authorization, execution, delivery and enforceability of the merger agreement;

     - the absence of conflicts or violations under Barneys' organizational documents, contracts, instruments or law, and required consents and approvals;

     - the reports, schedules, forms, statements, and other documents filed by Barneys with the SEC and the accuracy of the information in those documents;

     - the absence of undisclosed liabilities of Barneys;

     - the accuracy and completeness of the information supplied for, and compliance of, the information statement and the debt tender documents;

     - the conduct of Barneys' business and the absence of certain changes in Barneys' business;

     - litigation;

     - Barneys' material contracts;

     - Barneys' compliance with environmental matters;

     - Barneys' compliance with law;

     - employee benefit plans and labor relations;

     - tax matters;

     - Barneys' real and personal property;

     - Barneys' intellectual property;

     - Barneys' customer accounts receivable;

     - Barneys' proprietary credit card;

     - transactions with Barneys' affiliates;

     - the brokers' and finders' fees and other expenses payable by Barneys with respect to the merger; and

     - Barneys' receipt of a fairness opinion.

     The merger agreement also contains representations and warranties made by Jones and Merger Sub to Barneys, including but not limited to representations and warranties relating to:

     - organization, standing and power, and other corporate matters of Jones and Merger Sub;

     - authorization, execution, delivery and enforceability of the merger agreement;

     - the absence of conflicts or violations under Jones' and Merger Sub's organizational documents, contracts, instruments or law, and required consents and approvals;

     - the accuracy and completeness of information supplied for the information statement and the debt tender documents;

     - litigation;

     - Jones' financial capability to pay the aggregate per share merger consideration;

     - Jones' ownership of Barneys common stock; and

     - the brokers' and finders' fees payable by Jones with respect to the merger.

COVENANTS; CONDUCT OF THE BUSINESS OF BARNEYS PRIOR TO THE COMPLETION OF THE MERGER

     From the date of the merger agreement through the effective time of the merger or, if earlier, the termination of the merger agreement, Barneys has agreed (and has agreed to cause its subsidiaries) to:

     - carry on their respective businesses and operations in the ordinary course consistent with past practice;

     - continue all advertising, pricing, sales, inventory, receivables, payables, customer credit and proprietary credit card operations and currency hedging practices, in the ordinary course consistent with past practice; and

     - use all commercially reasonable efforts to:

     - preserve intact their respective assets, brands, licenses, technology, intellectual property rights and business organizations,

     - keep available the services of their respective current officers and employees and preserve in accordance with past practice their respective relationships with suppliers, licensors, licensees, distributors and others having business dealings with any of them, and

     - maintain their respective franchises, rights and permits, with the intention that their goodwill and ongoing businesses shall be unimpaired as of the effective time of the merger.

     In addition, Barneys has agreed that, prior to the effective time of the merger, except as consented to in writing by Jones or as specifically and expressly required or permitted by the merger agreement, it will not, and will not, directly or indirectly, cause or permit its subsidiaries to:

     - declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of their capital stock, other than dividends or distributions by a direct or indirect wholly owned subsidiary of Barneys to its parent,

     - split, combine or reclassify any of their respective shares of outstanding capital stock,

     - purchase, redeem or otherwise acquire any shares of their outstanding capital stock,

     - take any action that could result in any amendment, modification or change of any term of any debt security of any of them;

     - issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of their outstanding capital stock (other than the issuance of shares of its common stock upon the conversion of shares of its preferred stock or the exercise of its stock options or warrants outstanding on November 10, 2004);

     - amend or propose to amend their respective organizational documents;

     - acquire or agree to acquire any assets (including equity or debt securities) other than assets acquired in the ordinary course of business consistent with past practice;

     - sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien or otherwise dispose of any of their properties or other assets or any interest therein, to a third party, in the aggregate, in excess of $300,000, except for sales of inventory or other assets in the ordinary course of business consistent with past practice;

     - incur or commit to incur any indebtedness other than:

      - any incurrence of indebtedness associated with the issuance of letters of credit on behalf of any of them, which letters of credit are issued in the ordinary course of business consistent with past practice,

      - any incurrence of indebtedness associated with foreign currency transactions entered into in the ordinary course of business consistent with past practice, or

      - borrowings under Barneys' credit agreement in the ordinary course consistent with past practice in an amount not to exceed $10 million;

     - issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of Barneys or any of its subsidiaries;

     - repurchase or prepay any indebtedness or debt securities of any of them or any third person;

     - guarantee any indebtedness or debt securities of another person or enter into any "keep well" or other contract to maintain any financial statement condition of another person;

     - make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than any of them;

     - incur or commit to incur any capital expenditure;

     - pay, discharge, settle or satisfy any claims (including claims of any stockholders of Barneys and any stockholder litigation relating to the merger agreement, the principal stockholders' agreement, the merger or any other transaction contemplated by the merger agreement or the principal stockholders' agreement), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations:

      - in the ordinary course of business consistent with past practice,

      - for an immaterial amount of money, or

      - with the proceeds of any insurance recoveries in respect of such claims, liabilities or obligations under insurance policies of any of them;

     - waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice;

     - waive any material benefits of, agree to modify, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar contract to which any of them is a party;

     - make any amendment, change or other modification to the policies, procedures or practices of any of them in respect of which it:

      - manages its rights, title and interest in and to the "Barneys" credit card accounts and receivables related to such accounts, or

      - underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables,

      in each case other than as required by law, increases in late fees payable by cardholders or other immaterial amendments, changes or modifications;

     - grant to any director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of any of them any increase in compensation, bonus or other benefits or severance or termination pay, in each case, except as required by any benefit plan or agreement of Barneys or its subsidiaries as in effect on November 10, 2004, increases in cash compensation in the ordinary course of business consistent with past practice and certain increases to retain employees;

     - enter into, amend or terminate any benefit plan or agreement of Barneys or its subsidiaries other than in a manner that is immaterial and not adverse to Barneys and its subsidiaries;

     - accelerate, fund or secure the vesting or payment of compensation or benefits under any benefit plan or agreement of Barneys or its subsidiaries, in each case except for the entry into of employment agreements with new hires in the ordinary course of business consistent with past practice or as required by any benefit plan or agreement of Barneys or its subsidiaries as in effect on November 10, 2004;

     - adopt, enter into, amend or terminate any collective bargaining agreement or other labor union contract;

     - make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices, except as required by GAAP or applicable law;

     - make any material election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

     - enter into any lease of real property;

     - modify, amend, terminate or permit the lapse of any contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

     - maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or

     - enter into any contract:

      - that could restrict the ability of Jones or any of its subsidiaries, including Barneys and its subsidiaries, to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to "exclusivity" or any similar requirement not in favor of Barneys or one of its subsidiaries,

      - pursuant to which Barneys or any of its subsidiaries has agreed not to, or which, following the completion of the merger, could restrict the ability of Jones or any of its subsidiaries, including Barneys and its subsidiaries, to solicit or to hire any person for positions in which annual compensation would be expected to exceed $100,000 to work for Barneys or any of its subsidiaries,

      - granting the other party to such contract or a third party "most favored nation" or similar status, or

      - that is a standstill or similar contract that imposes restrictions on the activities of Barneys or any of its subsidiaries or that, following the effective time of the merger, would impose restrictions on the activities of Jones or any of its subsidiaries, including the surviving corporation, provided, that any lease Barneys is otherwise specifically and expressly permitted to enter into may contain customary radius restrictions that would not apply to Jones or any of its subsidiaries (other than Barneys and its subsidiaries) following the completion of the merger.

     Jones and Barneys have agreed to certain exceptions to the foregoing limitations.

EFFORTS TO COMPLETE THE MERGER

     Upon the terms and subject to the conditions set forth in the merger agreement, we, Jones and Merger Sub have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to accomplish the following:

     - the taking of all acts necessary to cause the conditions to closing the transaction to be satisfied as promptly as practicable following the execution and delivery of the merger agreement;

     - the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, governmental authorities and the making of all necessary registrations, declarations and filings (including filings with governmental authorities, if any), and the taking of all acts as may be necessary to obtain any such action, nonaction, waiver, consent, approval, order or authorization; and

     - the obtaining of a lessor's estoppel certificate in respect of certain of our leases.

     Notwithstanding the above, neither Jones, Barneys or any of their respective subsidiaries are required to agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to:

     - any of the properties, other assets (whether tangible or intangible) or any portion of any business of Jones or any of its subsidiaries, or

     - any of the properties, other assets (whether tangible or intangible) or any portion of any business of Barneys or any of its subsidiaries other than any such action that is not reasonably likely to have a material adverse effect on us.

CONDITIONS TO THE COMPLETION OF THE MERGER

     The completion of the merger is subject to certain customary closing conditions, as described more fully below.

  MUTUAL CLOSING CONDITIONS

     Under the merger agreement, each of the party's obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:


     - the merger agreement must have been approved by an affirmative vote (or consent in writing in lieu thereof) of the holders of a majority of the outstanding shares of Barneys' common stock and preferred stock, voting (or consenting in writing in lieu thereof) as a single class, and a period of at least 20 calendar days must have elapsed from November 30, 2004, the date of the mailing of this information statement to Barneys stockholders;


     - the waiting period (and any extension thereof) applicable to the merger under the HSR Act must have been terminated or expired; and

     - no (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority or (ii) law that, in either case, has the effect of preventing the completion of the merger, will be in effect.

  JONES CLOSING CONDITIONS

     Under the merger agreement, the obligations of Jones and Merger Sub to effect the merger are further subject to the satisfaction or waiver of the following conditions:

     - Barneys' representations and warranties as to (i) its capital structure,
       (ii) the absence of a material adverse effect on us since January 31, 2004 and (iii) certain of its contracts, that are qualified as to materiality or material adverse effect are true and correct and those not so qualified are true and correct in all material respects, in each case, as of November 10, 2004, and as of the closing date of the merger, with the same effect as if made as of the closing date of the merger (or, if given as of a specific date, as of such date);

     - Barneys' representations and warranties contained in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, are true and correct as of November 10, 2004, and as of the closing date of the merger with the same effect as if made on and as of the closing date of the merger (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to have, individually or in the aggregate, a material adverse effect on us;

     - Barneys has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

     - holders of at least a majority in aggregate principal amount at maturity of the 9.000% Senior Secured Notes due 2008 of Barney's, Inc. have consented to the amendments to the related indenture and security documents sought in the Debt Offer and executed copies of the applicable documents effecting such amendments must have been delivered to Jones;

     - Barneys has not terminated the employment of Howard Socol (who is our Chairman, President and Chief Executive Officer) and "Good Reason" (as defined in his employment agreement other than "Good Reason" solely as a result of a "Change of Control" as defined in his employment agreement) does not exist for him to terminate his employment, and Howard Socol must not have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his "Disability" (as defined in his employment agreement);

     - there is no pending claim, suit, action, investigation or other proceeding, whether judicial or administrative, brought or threatened by any governmental authority:

      - challenging or seeking to restrain or prohibit the completion of the merger,

      - seeking to prohibit or limit in any material respect the ownership or operation by Barneys, Jones or any of their respective affiliates of the properties, other assets (whether tangible or intangible) or any portion of any business of Barneys and its subsidiaries or Jones and its subsidiaries or to require any such person to dispose of or hold separate any of the properties, other assets (whether tangible or intangible) or any portion of any business of Barneys and its subsidiaries or Jones and its subsidiaries as a result of the merger, or

      - seeking to prohibit Jones or any of its affiliates from effectively controlling in any material respect the properties, other assets (whether tangible or intangible) or any portion of any business of Barneys and its subsidiaries; and

     - Jones has received evidence, in form and substance reasonably satisfactory to it, that Jones or Barneys has obtained estoppel certificates in connection with certain specified leases of Barneys.

  BARNEYS CLOSING CONDITIONS

     Under the merger agreement, the obligation of Barneys to effect the merger is further subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of Jones and Merger Sub contained in the merger agreement, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality, must be true and correct as of November 10, 2004 and as of the closing date of the merger with the same effect as if made on and as of the closing date of the merger (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Jones and Merger Sub to perform their obligations under the merger agreement or prevent or materially impede, interfere with, hinder or delay the completion of the merger or any of the other transactions contemplated by the merger agreement; and

     - Jones and Merger Sub have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated, and the merger contemplated by the merger agreement may be abandoned, at any time prior to the effective time of the merger, whether before or after receipt of the requisite approval of Barneys' stockholders:

     - by mutual written consent of Jones and Barneys;

     - by either Jones or Barneys,

     - if the Merger has not been completed on or before April 30, 2005, for any reason; provided, however, that this right to terminate the merger agreement will not be available to any party to the merger agreement whose action or failure to act was a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement; or

     - if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority or law that has the effect of preventing the completion of the merger is in effect and has become final and nonappealable;

     - by Jones,

      - if Barneys has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform:

        - would give rise to the failure of a condition described in the first, second or third bullet point under "Jones Closing Conditions", and

        - is incapable of being cured by April 30, 2005, or is capable of being cured by April 30, 2005, but Barneys is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from Jones; or

      - if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority, or any law, having the effect of granting or implementing any relief referred to in the sixth bullet point under "Jones Closing Conditions" shall be in effect and shall have become final and nonappealable; or

     - by Barneys, if Jones has materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform:

      - would give rise to the failure of a condition described under "Barneys Closing Conditions"; and

      - is incapable of being cured by April 30, 2005, or is capable of being cured by April 30, 2005, but Jones is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from Barneys.

EFFECT OF TERMINATION

     In the event that the merger agreement is terminated by either Barneys or Jones as provided for in the merger agreement, the merger agreement will become void and have no further force or effect, without any liability or obligation on the part of Jones, Merger Sub or Barneys, other than in the case of certain limited provisions.

EMPLOYEE OBLIGATIONS

     Under the merger agreement, for at least 12 months following the completion of the merger, Barneys' employees who continue their service after the completion of the merger will receive employee benefits substantially comparable in the aggregate to certain of Barneys existing benefit plans (excluding for all purposes stock-based plans and other equity-based compensation arrangements) as in effect immediately prior to the completion of the merger. In addition, for a period of at least 18 months following the completion of the merger, Jones will cause the surviving corporation to maintain the Barneys New York Severance Plan with respect to such employees and not to amend such plan in a manner that is adverse to any employee.

AMENDMENT, EXTENSION AND WAIVER

     The parties may amend or waive the provisions of the merger agreement, or extend the time for performance of any of the obligations or acts of the other parties pursuant to the merger agreement, if such amendment, waiver or extension is set forth in writing and signed by the parties.

     A termination of the merger agreement in accordance with its terms, an amendment of the merger agreement in accordance with its terms or an extension or waiver of any provision of the merger agreement in accordance with its terms must, in order to be effective,

     - be approved by the board of directors of each party to the merger agreement that is required to act in connection with such termination, amendment, extension or waiver in accordance with the merger agreement, and

     - to the extent required by the merger agreement, be approved by Barneys' stockholders if required by applicable law in connection with any such amendment, extension or waiver.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of our common stock as of November 10, 2004, by (i) each person known by Barneys to be a beneficial owner of five percent or more of our common stock, (ii) each of our current directors and named executive officers, and (iii) all current directors and executive officers as a group.

     Unless indicated below, the address of each individual listed below is c/o Barneys, 575 Fifth Avenue, New York, New York 10017.

                                                        AMOUNT OF
                                                        BENEFICIAL
BENEFICIAL OWNER                                        OWNERSHIP          % OF CLASS(1)
----------------                                        ----------         -------------
Whippoorwill Associates, Inc., on behalf of its
  Discretionary Accounts (NY).........................   5,658,344(2)          39.3%
  11 Martine Avenue
  White Plains, NY 10606
Bay Harbour Management L.C. on behalf of its Managed
  Accounts (NY).......................................   5,912,844(3)          41.1%
  885 Third Avenue, 34th Floor
  New York, NY 10022
Isetan Company Limited (Japan)........................     913,061              6.5%
  14-1 Shinjuku 3-Chome
  Shinjuku-ku, Tokyo
  Japan, 160-0022
Shelly F. Greenhaus (Whippoorwill Associates, Inc.)...   5,688,344(4)          39.4%
David A. Strumwasser (Whippoorwill Associates,
  Inc.)...............................................   5,688,344(4)          39.4%
Douglas P. Teitelbaum (Bay Harbour Management L.C.)...   5,942,884(5)          41.2%
Steven A. Van Dyke (Bay Harbour Management L.C.)......   5,965,884(6)          41.3%
John Halpern..........................................      30,000(7),(8)         *
Allen I. Questrom.....................................      30,000(7)             *
Howard Socol..........................................     992,234(9)           6.7%
Carl Spielvogel.......................................      30,000(7)             *
Robert J. Tarr, Jr. ..................................      30,000(7)             *
Judith Collinson......................................      56,000(10)            *
Thomas Kalenderian....................................      56,000(10)            *
Michael Celestino.....................................      56,000(10)            *
Marc H. Perlowitz.....................................      56,000(10)            *
All directors and officers as a group consisting of 17
  persons.............................................  12,201,228             79.2%

---------------

  *  Less than 1%.

 (1) Based on 14,003,230 shares outstanding as of November 10, 2004.

 (2) All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. ("Whippoorwill") has discretionary authority and acts as general partner or investment manager. Bay Harbour Management L.C. ("Bay Harbour") and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, Barneys. The number of shares indicated as being beneficially owned by Whippoorwill (x) does not include the shares of common stock of Barneys held by Bay Harbour which are the subject of the stockholders agreement and with respect to which Whippoorwill disclaims beneficial ownership and (y) includes 496,117 shares of common stock of Barneys beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Whippoorwill.

 (3) All of such shares are owned directly by (i) BHB LLC, of which Bay Harbour is the manager, or (ii) certain of Bay Harbour's managed accounts. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, Barneys. The number of shares indicated as being beneficially owned by Bay Harbour (x) does not include the shares of common stock of Barneys held by Whippoorwill which are the subject of the stockholders agreement and with respect to which Bay Harbour disclaims beneficial ownership and (y) includes 496,117 shares of common stock of Barneys beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Bay Harbour.

 (4) Includes all shares of common stock of Barneys beneficially owned by Whippoorwill. Mr. Greenhaus is a principal, President and Managing Director and Mr. Strumwasser is a principal, Managing Director and General Counsel of Whippoorwill. Also includes 30,000 shares of Common Stock of Barneys issuable pursuant to currently exercisable options granted to each of Messrs. Greenhaus and Strumwasser under Barneys' stock option plan for non-employee directors (the "Director Option Plan").

 (5) Includes all shares of Common Stock of Barneys beneficially owned by Bay Harbour. Mr. Teitelbaum is a principal of Bay Harbour. Also includes 30,000 shares of common stock of Barneys issuable pursuant to currently exercisable options granted to Mr. Teitelbaum under the Director Option Plan.

 (6) Includes all shares of common stock of Barneys beneficially owned by Bay Harbour. Mr. Van Dyke is a principal of Bay Harbour. Also includes 12,500 shares of common stock of Barneys beneficially owned by Mr. Van Dyke, 10,500 shares of common stock held by certain relatives of Mr. Van Dyke over which he has voting power, and 30,000 shares of common stock of Barneys issuable pursuant to currently exercisable options granted to Mr. Van Dyke under the Director Option Plan.

 (7) Represents shares of common stock of Barneys issuable upon the exercise of currently exercisable options granted to non-employee directors under the Director Option Plan.

 (8) Halpern, Denny & Company, of which John Halpern is a partner, is a member of BHB LLC. Mr. Halpern disclaims beneficial ownership of any shares of common stock of Barneys owned by BHB LLC.

 (9) Includes 100,000 shares of restricted stock over which Mr. Socol has voting but not dispositive power and 792,234 shares of Common Stock of Barneys issuable upon the exercise of exercisable options granted pursuant to Barneys' employee stock option plan (the "Employee Stock Option Plan").

(10) Represents shares of common stock of Barneys issuable upon the exercise of currently exercisable options granted to executive officers pursuant to the Employee Stock Option Plan.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This information statement contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding Barneys' prospects, opportunities, outlook, plans, intentions, anticipated financial and operating results, Barneys' business strategy and means to implement the strategy, and objectives.

     Forward-looking statements are only estimates or predictions and are not guarantees of performance. These statements are based on Barneys' management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the merchandise Barneys sells, the introduction of new merchandise, store opening costs, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond Barneys' ability to control or predict.


     In addition, the statements in this information statement are made as of November 29, 2004. We expect that subsequent events or developments will cause our views to change. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 29, 2004.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website located at http://www.sec.gov, which contains reports, proxy statements and other information regarding companies that file electronically with the SEC.

     Pursuant to the rules of the SEC, services that deliver Barneys' communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of Barneys' information statement, unless Barneys has received contrary instructions from one or more of the stockholders. Upon written or oral request, Barneys will promptly deliver a separate copy of the information statement to any stockholder at a shared address to which a single copy of the information statement was delivered. Multiple stockholders sharing the same address may also notify Barneys if they wish to receive separate copies of Barneys' communications to stockholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Stockholders may notify Barneys of their requests by calling or writing Marc H. Perlowitz, Executive Vice President and Secretary, Barneys New York, Inc., 575 Fifth Avenue, New York, NY 10017, telephone (212) 450-8700.

     You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized anyone to provide you with any additional information. This information statement is dated as of the date listed on the cover page of this information statement. You should not assume that the information contained in this information statement is accurate as of any date other than such date, and neither the mailing of this information statement to Barneys' stockholders nor the payment of the merger consideration shall create any implication to the contrary.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF NOVEMBER 10, 2004

                                     AMONG

                           JONES APPAREL GROUP, INC.,

                          FLINTSTONE ACQUISITION CORP.

                                      AND

                             BARNEYS NEW YORK, INC.

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----
ARTICLE I  THE MERGER.........................................................   A-1
  SECTION 1.01.   The Merger..................................................   A-1
  SECTION 1.02.   Closing.....................................................   A-1
  SECTION 1.03.   Effective Time..............................................   A-2
  SECTION 1.04.   Effects of the Merger.......................................   A-2
  SECTION 1.05.   Certificate of Incorporation and By-laws....................   A-2
  SECTION 1.06.   Directors...................................................   A-2
  SECTION 1.07.   Officers....................................................   A-2

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS AND
            WARRANTS; DEBT OFFER..............................................   A-2
  SECTION 2.01.   Effect on Capital Stock.....................................   A-2
  SECTION 2.02.   Exchange of Certificates....................................   A-3
  SECTION 2.03.   Company Stock Options and Warrants..........................   A-5
  SECTION 2.04.   Debt Offer..................................................   A-5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................   A-6
  SECTION 3.01.   Organization, Standing and Corporate Power..................   A-6
  SECTION 3.02.   Subsidiaries................................................   A-7
  SECTION 3.03.   Capital Structure...........................................   A-7
  SECTION 3.04.   Authority; Noncontravention.................................   A-9
  SECTION 3.05.   Governmental Approvals......................................  A-10
  SECTION 3.06.   Company SEC Documents; No Undisclosed Liabilities...........  A-10
  SECTION 3.07.   Information Supplied........................................  A-11
  SECTION 3.08.   Absence of Certain Changes or Events........................  A-12
  SECTION 3.09.   Litigation..................................................  A-13
  SECTION 3.10.   Contracts...................................................  A-13
  SECTION 3.11.   Compliance with Laws........................................  A-14
  SECTION 3.12.   Environmental Matters.......................................  A-14
  SECTION 3.13.   Employees and Labor.........................................  A-15
  SECTION 3.14.   Employee Benefit Plans......................................  A-15
  SECTION 3.15.   Taxes.......................................................  A-17
  SECTION 3.16.   Title to Assets; Leases.....................................  A-18
  SECTION 3.17.   Intellectual Property.......................................  A-18
  SECTION 3.18.   Customer Accounts Receivable................................  A-19
  SECTION 3.19.   Company Proprietary Credit Card.............................  A-19
  SECTION 3.20.   Approval and Adoption Requirements..........................  A-19
  SECTION 3.21.   State Takeover Statutes.....................................  A-19
  SECTION 3.22.   Transactions with Affiliates................................  A-19
  SECTION 3.23.   Brokers and Other Advisors..................................  A-20
  SECTION 3.24.   Opinion of Financial Advisor................................  A-20

                                                                                PAGE
                                                                                ----

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........  A-20
  SECTION 4.01.   Organization, Standing and Corporate Power..................  A-20
  SECTION 4.02.   Authority; Noncontravention.................................  A-20
  SECTION 4.03.   Governmental Approvals......................................  A-21
  SECTION 4.04.   Information Supplied........................................  A-21
  SECTION 4.05.   Litigation..................................................  A-21
  SECTION 4.06.   Ownership and Operations of Merger Sub......................  A-22
  SECTION 4.07.   Capital Resources...........................................  A-22
  SECTION 4.08.   No Capital Ownership........................................  A-22
  SECTION 4.09.   Brokers and Other Advisors..................................  A-22

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS..........................  A-22
  SECTION 5.01.   Conduct of Business.........................................  A-22
  SECTION 5.02.   No Solicitation by the Company..............................  A-25

ARTICLE VI  ADDITIONAL AGREEMENTS.............................................  A-26
  SECTION 6.01.   Preparation of the Information Statement....................  A-26
  SECTION 6.02.   Access to Information; Confidentiality......................  A-26
  SECTION 6.03.   Commercially Reasonable Efforts.............................  A-26
  SECTION 6.04.   Indemnification, Exculpation and Insurance..................  A-28
  SECTION 6.05.   Fees and Expenses...........................................  A-29
  SECTION 6.06.   Public Announcements........................................  A-29
  SECTION 6.07.   Employee Matters............................................  A-29

ARTICLE VII  CONDITIONS PRECEDENT.............................................  A-30
  SECTION 7.01.   Conditions to Each Party's Obligation To Effect the
                  Merger......................................................  A-30
  SECTION 7.02.   Conditions to Obligations of Parent and Merger Sub..........  A-30
  SECTION 7.03.   Conditions to Obligation of the Company.....................  A-31
  SECTION 7.04.   Frustration of Closing Conditions...........................  A-32

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...............................  A-32
  SECTION 8.01.   Termination.................................................  A-32
  SECTION 8.02.   Effect of Termination.......................................  A-32
  SECTION 8.03.   Amendment...................................................  A-32
  SECTION 8.04.   Extension; Waiver...........................................  A-33
  SECTION 8.05.   Procedure for Termination, Amendment or Waiver..............  A-33

ARTICLE IX  GENERAL PROVISIONS................................................  A-33
  SECTION 9.01.   Nonsurvival of Representations and Warranties...............  A-33
  SECTION 9.02.   Notices.....................................................  A-33
  SECTION 9.03.   Definitions.................................................  A-34
  SECTION 9.04.   Interpretation..............................................  A-34
  SECTION 9.05.   Counterparts................................................  A-35
  SECTION 9.06.   Entire Agreement; No Third-Party Beneficiaries..............  A-35
  SECTION 9.07.   Governing Law...............................................  A-35
  SECTION 9.08.   Assignment..................................................  A-35
  SECTION 9.09.   Jurisdiction; Waiver of Jury Trial..........................  A-35

                                                                                PAGE
                                                                                ----
  SECTION 9.10.   Specific Enforcement........................................  A-36
  SECTION 9.11.   Severability................................................  A-36
Exhibit A -- Certificate of Incorporation of Surviving Corporation
Exhibit B -- Form of Estoppel Certificate

                             TABLE OF DEFINED TERMS

                                                                SECTION
                                                              ------------
Affected Employees..........................................  6.07(a)
Affiliate...................................................  9.03(a)
affiliated group............................................  3.15(a)
Agreement...................................................  Preamble
Appraisal Shares............................................  2.01(d)
business day................................................  9.03(b)
Certificate.................................................  2.01(c)
Certificate of Merger.......................................  1.03
Closing.....................................................  1.02
Closing Date................................................  1.02
Code........................................................  2.02(g)
Collateral Agent............................................  2.04(b)
Common Stock Merger Consideration...........................  2.01(c)
Company.....................................................  Preamble
Company Benefit Agreements..................................  3.08(d)
Company By-laws.............................................  3.01
Company Certificate.........................................  3.01
Company Common Stock........................................  2.01
Company Disclosure Letter...................................  Article III
Company Plans...............................................  3.14(a)
Company Preferred Stock.....................................  2.01
Company SEC Documents.......................................  3.06(a)
Company Stock Options.......................................  3.03(b)
Company Stock Plans.........................................  2.03(a)
Confidentiality Agreement...................................  6.02
Contract....................................................  3.04(b)
Credit Agreement............................................  3.02
debt obligations............................................  3.10(a)(ii)
Debt Offer..................................................  2.04(a)
Debt Offer Documents........................................  2.04(c)
DGCL........................................................  1.01
Effect......................................................  3.01
Effective Time..............................................  1.03
Employees...................................................  3.13
Environmental Laws..........................................  3.12
ERISA.......................................................  3.14(a)
Exchange Act................................................  2.04(d)
Exchange Fund...............................................  2.02(a)
Filed Company SEC Document..................................  3.06(a)
GAAP........................................................  3.06(a)
GE Capital..................................................  3.02
Governmental Authority......................................  3.05
HSR Act.....................................................  3.05
Indemnitee..................................................  6.04(a)
Indenture...................................................  2.04(b)
Information Statement.......................................  3.05
Intellectual Property Rights................................  3.17(d)
IRS.........................................................  3.14(b)
Knowledge...................................................  9.03(c)

                                                                SECTION
                                                              ------------
Laws........................................................  3.11
Leased Property.............................................  3.16(a)
Liens.......................................................  3.02
Major Business Partners.....................................  3.10(a)(iii)
Material Adverse Effect.....................................  3.01
Merger......................................................  Recitals
Merger Sub..................................................  Preamble
Multiemployer Plans.........................................  3.14(a)
Outside Date................................................  8.01(b)
Parent......................................................  Preamble
Parent Disclosure Letter....................................  Article IV
Paying Agent................................................  2.02(a)
person......................................................  9.03(e)
Permits.....................................................  3.11
Permitted Liens.............................................  9.03(d)
Preferred Stock Merger Consideration........................  2.01(c)
Principal Company Stockholders..............................  Recitals
Principal Stockholder Consent...............................  Recitals
Principal Stockholders' Agreement...........................  Recitals
Representatives.............................................  5.02(a)
Restraints..................................................  7.01(c)
Run-Off Insurance...........................................  6.04(c)
SEC.........................................................  2.04(a)
Secretary...................................................  Recitals
Section 203.................................................  3.21
Section 262.................................................  2.01(d)
Section 3.10 Contracts......................................  3.10(a)
Securities Act..............................................  3.06(a)
Senior Note Trustee.........................................  2.04(b)
Senior Notes................................................  2.04(a)
SOX.........................................................  3.06(a)
Socol Agreement.............................................  7.02(d)
Stockholder Approval........................................  3.20
Subsidiary..................................................  9.03(f)
Surviving Corporation.......................................  1.01
Takeover Proposal...........................................  5.02(b)
taxes.......................................................  3.15(g)
tax returns.................................................  3.15(g)
Warrants....................................................  2.03(b)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 10, 2004, among JONES APPAREL GROUP, INC., a Pennsylvania corporation ("Parent"), FLINTSTONE ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and BARNEYS NEW YORK, INC., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Whippoorwill Associates, Inc. and Bay Harbour Management L.C. (collectively, the "Principal Company Stockholders"), the Company and Parent are entering into an agreement (the "Principal Stockholders' Agreement") pursuant to which each of the Principal Company Stockholders agrees, among other things, to take certain actions in furtherance of the Merger, including causing the execution and delivery of written consents in accordance with Section 228 of the DGCL (a "Principal Stockholder Consent") pursuant to which the record holders of the shares of Company Common Stock beneficially owned by each of the Principal Company Stockholders will consent to the adoption of this Agreement and the approval of the Merger without a meeting, without prior notice and without a vote;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and Howard Socol are entering into an agreement (the "Employment Agreement") pursuant to which Howard Socol agrees, among other things, to continue his employment with the Company after the Effective Time and not to have certain relationships with third parties after the Effective Time;

     WHEREAS, immediately following the execution and delivery of this Agreement, each of the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders will execute a Principal Stockholder Consent and deliver it to the secretary of the Company (the "Secretary"), and the Secretary shall certify and acknowledge that the Stockholder Approval has been duly obtained; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company as of the Effective Time pursuant to Section 251 of the DGCL. As of the Effective Time, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

     SECTION 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by applicable Law) waived on such second business day, the Closing will take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by applicable Law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     SECTION 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as promptly as practicable after the Closing and on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL, and, as promptly as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger shall become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or as of such subsequent time or date as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time and date at which the Merger becomes effective being the "Effective Time").

     SECTION 1.04. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.05.  Certificate of Incorporation and By-laws.

     (a) The certificate of incorporation of the Company shall be amended at the Effective Time to read as set forth on Exhibit A hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

     (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

     SECTION 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
    EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS AND WARRANTS; DEBT OFFER

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), any shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock") or any shares of capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock or Company Preferred Stock that is owned by the Company, Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock and Company Preferred
     Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b) and Appraisal Shares) shall be converted into the right to receive $19.00 in cash, without interest (the "Common Stock Merger Consideration"). Each issued and outstanding share of Company Preferred Stock (other than shares to be canceled in accordance with Section 2.01(b) and Appraisal Shares) shall be converted into the right to receive $154.375 in cash without interest (the "Preferred Stock Merger Consideration"). All such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Preferred Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as applicable.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the consideration payable as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. As of the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section
     262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall have become, the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration as provided in
     Section 2.01(c), as the case may be. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and, subject to applicable Law, direct all negotiations and proceedings with respect to such demands. None of the Company and its Subsidiaries shall, without the written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     SECTION 2.02.  Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for payment of the Common Stock Merger Consideration and the Preferred Stock Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates (the "Paying Agent"). As of or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate amounts payable pursuant to Section 2.01(c) in exchange for the outstanding shares of Company Common Stock and Company Preferred Stock (such cash being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and which shall be in such form as Parent and the Company may reasonably agree to use) and
(ii) instructions for use in surrendering Certificates in exchange for the cash amounts specified in Section 2.01(c). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of record of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or

Company Preferred Stock formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name a Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash such holder shall be entitled to receive pursuant to Section 2.01(c). No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock or Company Preferred Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock previously represented by such Certificates. As of the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Preferred Stock, in each case that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, such Certificates shall be canceled and exchanged as provided in this Article II.

     (d) No Liability. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the cash included in the Exchange Fund that remains undistributed to the holders of Certificates for one year after the Effective Time shall be returned to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such funds to which such holder may be due pursuant to Section 2.01(c).

     (e) Investment of Exchange Fund. Parent may cause the Paying Agent to invest, as directed by Parent in its sole discretion, any cash included in the Exchange Fund, and any capital gain, interest or other income resulting from such investments shall inure to the benefit of Parent and shall be paid to Parent from time to time by the Paying Agent.

     (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any successful claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the amount of cash which such holder would be entitled pursuant to Section 2.01(c).

     (g) Withholding Rights. The Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock, shares of Company Preferred Stock, Company Stock Options or Warrants pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law. To the extent that such amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

     SECTION 2.03.  Company Stock Options and Warrants.

     (a) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions and take all such other actions as may be necessary to provide that each Company Stock Option granted under the Company's Employee Stock Option Plan or the Stock Option Plan for Non-Employee Directors (together, the "Company Stock Plans"), as the case may be, outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled as of the Effective Time in exchange for a lump sum payment in cash equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and (y) the per share exercise price of such Company Stock Option. Parent shall cause the Surviving Company to make such payment as promptly as practicable following the Effective Time.

     (b) Before the Closing, the Board of Directors of the Company shall adopt such resolutions and take all such other actions as may be necessary to provide that each warrant to purchase shares of Company Common Stock ("Warrants") outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall become exercisable as of the Effective Time for a lump sum payment equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to such Warrant and (y) the per share exercise price of such Warrant. Parent shall cause the Surviving Company to (x) as promptly as practicable after the Effective Time, notify each record holder of a Warrant in writing of the consummation of the Merger and that such holder may obtain such payment by exercising its Warrant in accordance with its terms and
(y) make such payment as promptly as practicable upon exercise of a Warrant by the holder thereof in accordance with its terms.

     SECTION 2.04.  Debt Offer.

     (a) The Company shall commence, on or prior to the date of filing the Information Statement in preliminary form with the Securities and Exchange Commission (the "SEC") or on any other date agreed to in writing between the Company and Parent, an offer to purchase, and related consent solicitation to eliminate certain covenants with respect to, all of the outstanding aggregate principal amount of 9.000% Senior Secured Notes due 2008 of Barney's, Inc. (the "Senior Notes") on the terms and conditions set forth in Section 2.04(a) of the Company Disclosure Letter (or as may be agreed in writing between the Company and Parent) and such other customary terms and conditions as may be agreed between Parent and the Company (together with the related consent solicitation, the "Debt Offer"). The Company (i) shall waive any of the conditions to the Debt Offer (other than that the Merger shall have been consummated and that there shall be no Restraint that has the effect of preventing the consummation of the Debt Offer) as may be reasonably requested by Parent and (ii) shall not, without the written consent of Parent, waive any condition to the Debt Offer or make any changes to the terms and conditions of the Debt Offer. Notwithstanding the immediately preceding sentence, and subject to the terms and conditions set forth in Section 2.04(a) of the Company Disclosure Letter, the Company shall not be required to amend the terms and conditions of the Debt Offer pursuant to instructions from Parent if such amendment would decrease the price per Senior Note payable in the Debt Offer or impose conditions to the Debt Offer in addition to those set forth in Section 2.04(a) of the Company Disclosure Letter that are materially adverse to holders of the Senior Notes.

     (b) The Company covenants and agrees that, immediately following the Consent Payment Deadline (as defined in Section 2.04(a) of the Company Disclosure Letter), assuming the requisite consents are received, it shall, and shall cause its Subsidiaries (as applicable) and the Senior Note Trustee or the Collateral Agent under the security documents relating to the Senior Notes (the "Collateral Agent"), as applicable, to, execute (i) a supplemental indenture to the Indenture, dated April 1, 2003 (the "Indenture"), among Barneys New York, Inc., certain of its Subsidiaries and Wilmington Trust Company, as trustee (the "Senior Note Trustee") and (ii) each amendment to the security documents relating to the Senior Notes, which supplemental indenture and amendments to the security documents shall implement the proposed amendments set forth in the Debt Offer Documents and shall become operative substantially concurrently with the Effective Time, subject to the terms and conditions of this Agreement (including the conditions to the Debt Offer). Subject to Section 2.04(a) of the Company Disclosure Letter, substantially concurrently with the Effective Time, Parent shall cause the Surviving Corporation to accept for payment and, as promptly as practicable thereafter, pay for the Senior Notes that have been properly tendered and not withdrawn pursuant to the Debt Offer and in accordance with the Debt Offer Documents.

     (c) As promptly as practicable after the date hereof, the Company shall prepare all necessary and appropriate documentation in connection with the Debt Offer, including the offer to purchase, related letter of transmittal and other related documents, including a letter to the Securities and Exchange Commission in a form customary for fixed price spread tender offers (collectively, the "Debt Offer Documents"), forms of which shall be provided by Parent to the Company as promptly as practicable after the date hereof. Subject to the preceding sentence, Parent and the Company shall cooperate with each other in the preparation of the Debt Offer Documents. All mailings to the holders of the Senior Notes in connection with the Debt Offer shall be subject to prior review and comment by Parent, and no Debt Offer Document shall be mailed or otherwise distributed to holders of the Senior Notes without the written consent of Parent, such consent not to be unreasonably withheld or delayed. If at any time prior to the completion of the Debt Offer any information in or concerning the Debt Offer Documents is discovered by the Company or Parent, which information should be included in an amendment or supplement to the Debt Offer Documents to prevent the Debt Offer Documents from containing any untrue statement of a material fact or from omitting to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be disseminated to the holders of the Senior Notes.

     (d) Notwithstanding anything to the contrary in this Section 2.04, the Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and any other Law to the extent such Law is applicable in connection with the Debt Offer. To the extent that the provisions of any applicable Law conflict with this Section 2.04, the Company shall comply with such applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter delivered by the Company to Parent dated as of the date hereof (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), the Company represents and warrants to Parent and Merger Sub as follows:

          SECTION 3.01. Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed, as the case may be, and (ii) has all requisite corporate or limited liability company, as the case may be, power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any state of facts, change, development, effect, condition or occurrence (any such item, an "Effect") that is or is reasonably likely to adversely affect in a material respect the enterprise value of the Company and its Subsidiaries taken as a whole or that impairs in any material respect the ability of the Company to perform its obligations under this Agreement or prevents or materially impedes, interferes with, hinders or delays the consummation of the Merger or any of the other transactions contemplated hereby, except, in each case, for any Effect to the extent such Effect results from (A) any change in conditions in the United States, foreign or global economy or capital or financial markets generally, including any change in interest or exchange rates, (B) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in
     GAAP) in, or otherwise generally affecting, the retail, apparel and accessories industry generally, except if the effect on the Company and its Subsidiaries, taken as a whole, from such change is disproportionate to the effect from such change on other persons generally operating in such industry, (C) any decline in the market price of the Company Common Stock (but not any Effect underlying such decline), (D) the negotiation, execution, announcement or pendency of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees, (E) any act of terrorism or war (whether or not threatened, pending or declared), except if the effect on the Company and its Subsidiaries, taken as a whole, from such events is disproportionate to the effect from such events on other persons generally operating in the retail, apparel and accessories industry or (F) any action taken by the Company or any of its Subsidiaries with the written consent of Parent; it being understood and agreed that for purposes of Section 3.04(b), the definition of "Material Adverse Effect" shall not include the exception set forth in the preceding clause (D). The Company has made available to Parent true and complete copies of (x) the certificate of incorporation of the Company as in effect on the date hereof ("Company Certificate") and the By-laws of the Company as in effect on the date hereof ("Company By-laws") and (y) the minutes of all of the meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held between February 1, 2003 and November 5, 2004.

          SECTION 3.02. Subsidiaries. Section 3.02 of the Company Disclosure Letter sets forth a true and complete list of all the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, claims, liens, charges, options, rights of first refusal or similar rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, other than Liens or restrictions in favor of (i) General Electric Capital Corporation ("GE Capital") pursuant to the Restated Credit Agreement, dated April 1, 2003, among Barney's, Inc. and certain of its Subsidiaries, as borrowers, the institutions party thereto from time to time as lenders, and GE Capital, for itself, as lender, and as the administrative agent for such lenders (the "Credit Agreement") or (ii) the Senior Note Trustee for the benefit of for the holders of the Senior Notes. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not beneficially own, directly or indirectly, any capital stock of, or other equity or voting interests in, any person.

          SECTION 3.03.  Capital Structure.

          (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 10,000,000 shares of Company Preferred Stock. As of the close of business on November 10, 2004, (i) 14,003,230 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company, (ii) 20,000 shares of Company Preferred Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company, (iii) 162,500 shares of Company Common Stock were reserved for issuance upon conversion of Company Preferred Stock, (iv) 182,683 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury, (v) 2,050,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 1,766,234 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans), (vi) 258,510 shares of Company Common Stock were reserved for issuance pursuant to the exercise of

     Warrants (which is the aggregate number of shares issuable upon exercise of all outstanding warrants at their exercise price of $0.01 per share) and
     (vii) no shares of Company Common Stock will be (x) subject to a right of repurchase by the Company, (y) subject to forfeiture back to the Company or
     (z) subject to transfer or lock-up restrictions, in each of cases (x), (y) and (z), following the consummation of the Merger. As of the Effective Time, each Warrant shall automatically become exercisable for the Common Stock Merger Consideration and, thereafter, shall not be exercisable for, or entitle the holder thereof to any rights relating to, any equity or debt security of the Parent or any of its Subsidiaries, including the Surviving Corporation and its Subsidiaries.

          (b) Section 3.03 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all outstanding options to purchase Company Common Stock (collectively, "Company Stock Options"), and all other rights to purchase or receive Company Common Stock (other than the Warrants), the number of shares of Company Common Stock subject to each such Company Stock Option or other such right (other than the Warrants), the grant dates and exercise prices and vesting schedule of each such Company Stock Option, or other right (other than the Warrants) and the names of the holder of each such Company Stock Option or other right (other than the Warrants). Except as set forth in Section 3.03(a), (i) as of the close of business on November 10, 2004, there are not issued, reserved for issuance or outstanding any (A) shares of capital stock of, or other equity or voting interests in, the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (C) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and (ii) as of the date of this Agreement, there exists no obligation of the Company or any of its Subsidiaries to issue any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Except as set forth in Section 3.03(a), as of the date hereof, there are no outstanding stock appreciation rights, rights to receive shares of Company Common Stock on a deferred basis or otherwise or other rights that are linked in any way to the value of Company Common Stock issued or granted pursuant to or under the Company Stock Plans or otherwise by the Company. During the period from the close of business on November 10, 2004, to the date hereof, there have been no issuances by the Company or any of its Subsidiaries of (i) shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (other than issuances pursuant to the exercise of Company Stock Options or Warrants in accordance with their terms on the date hereof), (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (iii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

          (c) All outstanding shares of capital stock of the Company are, and all shares which may be issued upon exercise of the Company Stock Options or Warrants, as the case may be, will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in
     Section 3.03(a), there are no Contracts of any kind to which the Company or any of its Subsidiaries is a party or is bound that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (i) shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Other than the Principal Stockholders' Agreement, neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any such securities. Other than the Principal Stockholders' Agreement, to the Knowledge of the Company, there are no irrevocable proxies and no voting Contracts (or Contracts to execute a written consent or a proxy) with respect to any shares of Company Common Stock or Company Preferred Stock or any other voting securities of the Company.

          (d) As of the date hereof, the Company and its Subsidiaries have no outstanding indebtedness for borrowed money, other than Senior Notes with an aggregate accreted value of $ $94,942,418. As of the date hereof, there are no guarantees by the Company or any of its Subsidiaries of indebtedness in respect of borrowed money of any person, other than guarantees of amounts owing or available under the Indenture or the Credit Agreement.

          SECTION 3.04.  Authority; Noncontravention.

          (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Principal Stockholders' Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. The execution and delivery of this Agreement and the Principal Stockholders' Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by the Company with the provisions of this Agreement and the Principal Stockholders' Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or the Principal Stockholders' Agreement or to consummate the Merger or the other transactions contemplated hereby or thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. This Agreement and the Principal Stockholders' Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect). The Board of Directors of the Company, at a meeting duly called and held, at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that the Merger and the other transactions contemplated hereby are in the best interests of the stockholders of the Company, (iii) fixing the record date to determine the stockholders entitled to consent to the adoption of this Agreement and approve the Merger and the other transactions contemplated hereby, which date is the date hereof, (iv) directing that this Agreement be submitted to the stockholders immediately following the execution and delivery of this Agreement by each of the parties hereto for such stockholders to consider whether to adopt this Agreement and approve the Merger and other transactions contemplated hereby and (v) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (b) The execution and delivery of this Agreement and the Principal Stockholders' Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under (i) the Company Certificate or the Company By-laws or the comparable organizational documents of any Subsidiary of the Company, (ii) except for the Credit Agreement and the Indenture, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, obligation, option, undertaking, concession, franchise or license, binding arrangement or binding understanding (each, including all amendments thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which the Company or any of its Subsidiaries has any rights or benefits or
     (iii) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect.

          SECTION 3.05. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether supernational, national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (each, a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Principal Stockholders' Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby or thereby, except for (a) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the filing with the SEC of (i) an information statement pursuant to Regulation 14C of the Exchange Act (as amended or supplemented from time to time, the "Information Statement") following the Stockholder Approval and (ii) such reports under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect.

          SECTION 3.06.  Company SEC Documents; No Undisclosed Liabilities.

          (a) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since February 1, 2003 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder ("SOX"), applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date hereof ("Filed Company SEC Document") has been revised, amended, supplemented or superceded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the Subsidiaries of the Company are, or have at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

          (b) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether known or unknown), except for (i) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company's annual report for the fiscal year ended January 31, 2004 on Form 10-K filed with the SEC on April 30, 2004, (ii) liabilities and obligations incurred since January 31, 2004, that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect, (iii) liabilities under Section 3.10 Contracts, Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents and Contracts set forth on Section 3.16(a) of the Company Disclosure Letter, in each case, that relate to obligations that have not yet been performed, and are not required to be performed, as of the date hereof and (iv) liabilities and obligations set forth on Section
     3.23 of the Company Disclosure Letter.

          (c) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate as of the date hereof. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

          (e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) access to assets is permitted only in accordance with management's general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (f) The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

          (g) Since February 1, 2003, the Company has not received any notification of (i) a "significant deficiency" or (ii) a "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

          SECTION 3.07. Information Supplied. None of the information included or incorporated by reference in the Information Statement or the Debt Offer Documents will, in the case of the Information Statement, on the date it is first mailed to the stockholders of the Company or, in the case of the Debt Offer Documents, at the time (i) the Debt Offer Documents are first published, sent or given to holders of the Senior Notes and (ii) the Senior Notes are accepted for payment by the Surviving Corporation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent to the Company specifically for inclusion or incorporation by reference in the Information Statement or the Debt Offer Documents. The Information Statement and the Debt Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act.

          SECTION 3.08. Absence of Certain Changes or Events. Since January 31, 2004, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been:

             (a) any Effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect;

             (b) (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or other assets) in respect of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (ii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, or other equity or voting interests, or (iii) any purchase, redemption or other acquisition of any shares of capital stock, or other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities;

             (c) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries of any increase in compensation, bonus or other benefits or any such granting of any type of compensation, bonus or other benefits to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries not previously receiving or entitled to receive such type of compensation, bonus or other benefit, except for increases of cash compensation (i) in the ordinary course of business consistent with past practice, (ii) as was required under any Company Plan or Company Benefit Agreement as in effect on January 31, 2004 or
        (iii) in an amount not in excess of 10% of such person's aggregate compensation for the one-year period ending on January 31, 2004;

             (d) any entering into, or any amendment or termination of, any employment, deferred compensation, supplemental retirement, severance, retention, "change in control" or other similar Contract with any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries or any collective bargaining Contract or other labor union Contract ("Company Benefit Agreements") or any Company Plan;

             (e) any change in the manner in which contributions to any Multiemployer Plan are made or the basis on which such contributions are determined;

             (f) any amendment, change or other modification to the policies, procedures or practices of the Company or any of its Subsidiaries with respect to which it (i) manages its rights, title and interest in and to the "Barneys" credit card accounts and receivables related to such accounts or (ii) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables;

             (g) any change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by a change in GAAP;

             (h) any material election with respect to taxes by the Company or any of its Subsidiaries (other than elections that are consistent with past practice) or any settlement or compromise of any material tax liability or refund that is reasonably likely to have a material and adverse effect on the tax liability of the Company or any of its Subsidiaries after the Effective Time; or

             (i) any revaluation by the Company or any of its Subsidiaries of any material assets of the Company or any of its Subsidiaries.

          SECTION 3.09. Litigation. There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or other assets that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, the Company or any of its Subsidiaries that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

          SECTION 3.10.  Contracts.

          Neither the Company nor any of its Subsidiaries is a party or is bound or otherwise has rights or benefits under, and none of their respective properties or other assets is bound by or subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any such Contract that is filed as an exhibit to the Filed Company SEC Documents. Except for Contracts filed in unredacted form as exhibits to the Filed Company SEC Documents and purchase orders entered into in the ordinary course of business consistent with past practice (but not the Contracts pursuant to which such purchase orders were issued), Section 3.10 of the Company Disclosure Letter sets forth (with specific reference to the Subsection to which it relates), as of the date hereof, a true and complete list of, and the Company has made available to Parent true and complete copies of (collectively, "Section 3.10 Contracts"):

             (i) each Contract of the Company or any of its Subsidiaries involving aggregate annual payments by or to the Company or any of its Subsidiaries, of more than $1 million, other than any Contract (A) set forth on Section 3.13, 3.14(a), 3.16(a) or 3.22 of the Company Disclosure Letter, (B) of the type described in Section 3.10(a)(iii) (other than the reference to $1.5 million) or (C) that is immaterial to the Company and its Subsidiaries;

             (ii) (A) all Contracts pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred (collectively, "debt obligations"), (B) all Contracts of or by the Company or any of its Subsidiaries guaranteeing any debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date hereof, and (C) all Contracts involving any "keep well" arrangements or pursuant to which the Company or any of its Subsidiaries has agreed to maintain any financial statement condition of another person;

             (iii) all Contracts between the Company or any of its Subsidiaries and any vendor or supplier of the Company or any of its Subsidiaries to whom the Company or any of its Subsidiaries has paid or has an annual payment obligation in excess of $1.5 million (each vendor or supplier to which the Company or any of its Subsidiaries has paid, or has an annual payment obligation, in excess of $1.5 million, a "Major Business Partner");

             (iv) (A) all Contracts pursuant to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to "exclusivity" or any similar requirement in favor of any person other than the Company or any of its Subsidiaries or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging, and (B) all Contracts pursuant to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to solicit or to hire any person for positions in which annual compensation would be expected to exceed $100,000 to work for the Company or any of its Subsidiaries (either as an employee or as an independent contractor or other agent) or pursuant to which any benefit is required to be given or lost as a result of so soliciting or hiring;

             (v) all Contracts of the Company or any of its Subsidiaries granting the other party to such Contract or a third party "most favored nation" or similar status;

             (vi) all Contracts to which the Company or any of its Subsidiaries is party granting any license to, or franchise in respect of, any material right, property or other asset;

             (vii) all joint venture, limited liability company, partnership or other similar Contracts (including all amendments thereto) in which the Company or any of its Subsidiaries holds an interest; and

             (viii) all standstill or similar Contracts to which the Company or any of its Subsidiaries is a party that impose restrictions on the activities of the Company or any of its Subsidiaries or that, following the Effective Time, would impose restrictions on the activities of Parent or any of its Subsidiaries, including the Surviving Corporation.

          Neither the Company nor any of its Subsidiaries is in violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or is bound or by which it or any of its properties or other assets is bound by or subject to or otherwise under which the Company or any of its Subsidiaries has any rights or benefits, except for violations or defaults that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

          (b) As of the date hereof, no person that was a Major Business Partner at any time during the period from January 31, 2004 through the date hereof has terminated (including delivering a notice to the Company having such effect) any Section 3.10 Contract or any of its existing relationships with the Company or any of its Subsidiaries or failed to renew or requested any amendment to any Section 3.10 Contract that is material and adverse to the Company or any of its Subsidiaries.

          SECTION 3.11. Compliance with Laws. Except with respect to Environmental Laws and taxes, which are the subject of Sections 3.12 and 3.15, respectively, each of the Company and its Subsidiaries is, and since February 1, 2003, has been, in compliance in all material respects with (a) all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, "Laws") applicable to it, its personnel, properties or other assets or its business or operations, and (b) all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, "Permits") issued to the Company or any of its Subsidiaries. None of the Company and its Subsidiaries have received, since February 1, 2003, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to it, its personnel, properties or other assets or its businesses or operations. The Company and its Subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and other assets and to carry on their businesses operations as now conducted. There is no event that has occurred that, to the Knowledge of the Company, has resulted in or is reasonably likely to result in the revocation, cancellation, nonrenewal or adverse modification of any Permit.

          SECTION 3.12. Environmental Matters. Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no environmental condition, claim, suit, action, investigation or other proceeding existing or pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries alleging noncompliance with or that has resulted in or is reasonably likely to result in material liability under Environmental Laws. For purposes of this Agreement, "Environmental Laws" shall mean all applicable

     Laws in effect as of the Closing and applicable Permits and licenses relating to the protection of the environment, natural resources or human health and safety.

          SECTION 3.13. Employees and Labor. Section 3.13 of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all collective bargaining Contracts and similar labor union Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound, (ii) a true and complete list of all current or pending arbitrations to which any collective bargaining Contract or similar labor union Contract is applicable or relating to any labor union or similar organization or any member thereof. Except to the extent covered by a collective bargaining Contract or similar labor union Contract as set forth on Section 3.13 of the Company Disclosure Letter, (A) none of the employees of the Company or any of its Subsidiaries (the "Employees") is represented in his or her capacity as an Employee by any labor union or similar organization, (B) the Company and its Subsidiaries have not recognized any labor organization as the collective bargaining agent of any Employees with respect to employment with the Company or any of its Subsidiaries and (C) from February 1, 2003, through the date hereof, no labor union or similar organization has attempted to organize or otherwise made a claim to represent the Employees and no such action is pending or threatened. From February 1, 2003, through the date hereof, neither the Company nor any of its Subsidiaries has experienced any lockout or work slowdown or stoppage, and, as of the date hereof, there is no labor dispute or work slowdown or stoppage pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries. As of the date hereof, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending, or, to the Knowledge of the Company, threatened, before the National Labor Relations Board or any comparable Governmental Authority.

          SECTION 3.14.  Employee Benefit Plans.

          (a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation plans, programs, policies, arrangements or payroll practices maintained or required to be maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (the "Company Plans") and (ii) all Company Benefit Agreements. Except with respect to the multiemployer plans, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, each of which is set forth on Section 3.14(a) of the Company Disclosure Letter (the "Multiemployer Plans"), none of the Company and its Subsidiaries has incurred or is reasonably likely to incur any liability under Section 412 of the Code or Title IV of ERISA with respect to any ongoing, frozen or terminated employee benefit plan. None of the Company Plans provides for postemployment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of the participant or the participant's beneficiary.

          (b) True and complete copies of the following documents, with respect to each of the Company Plans (other than any Multiemployer Plan) and Company Benefit Agreements, have been made available to Parent by the Company, to the extent applicable: (i) such Company Plan or Company Benefit Agreement, all amendments thereto and related trust documents and amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent Internal Revenue Service (the "IRS") determination letter and any communication from or with the IRS relating to such letter or the subject matter thereof and (iv) summary plan descriptions.

          (c) Each Company Plan (other than the Multiemployer Plans) has been maintained in all material respects in accordance with its terms and, together with the Company and its Subsidiaries, is in compliance in all material respects with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Laws with respect to such Company Plan. There is no pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding relating to any Company Plan or Company Benefit Agreement. To the Knowledge of the Company, no "prohibited transaction", breach of fiduciary duty or similar action or omission has resulted in or is reasonably likely to result in the imposition of any material liability, tax or penalty on the Company or any of its Subsidiaries under ERISA, the Code or other applicable Law. During the five years preceding the date hereof, no Company Plan has been terminated and there has been no "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement was not waived.

          (d) The Company Plans (other than the Multiemployer Plans) intended to qualify under Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from Federal income taxation under
     Section 501 of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the Company Plans (other than the Multiemployer Plans) that has caused or is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (or in the case of any Multiemployer Plan, the applicable collective bargaining agreement or other governing Contract) or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established under a Company Plan or in connection therewith have been made in all material respects by the due date thereof (including any valid extensions).

          (f) Neither the Company nor any of its Subsidiaries has (i) incurred, or is reasonably likely to incur, a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) with respect to any Multiemployer Plan or (ii) received any notice or otherwise reasonably expects that any Multiemployer Plan is or will be "insolvent" or in "reorganization" (within the meaning of Sections 4241 and 4245, respectively, of ERISA). As of the date hereof, the Company has provided to Parent the most recent estimate available to the Company of the potential withdrawal liability of the Company under each Multiemployer Plan.

          (g) Each Company Plan (other than any Multiemployer Plan) that is an employee welfare benefit plan may be amended or terminated on or after the Closing Date without the incurrence of any material cost or liability by the Company or its Subsidiaries.

          (h) No current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, is entitled to any compensation or benefit that could become payable or be provided to such person under the Company Plans and Company Benefit Agreements if such person's employment were terminated immediately after the Closing Date, except to the extent the amount of such compensation and benefits does not exceed such person's base salary for the twelve months preceding such termination. Neither the execution and delivery of this Agreement or the Principal Stockholders' Agreement nor the consummation of the Merger or any other transaction contemplated hereby or thereby will (i) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to, or increase any, severance, change in control, termination or other compensation or benefits (whether alone or in coordination with any other event) or (ii) except pursuant to the Company Stock Plans with respect to Company Stock Options, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or trigger any other material obligation pursuant to, any Company Plan or Company Benefit Agreement.

          (i) Any amount or economic benefit that could be received (whether in cash or property or in respect of the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement or the Principal Stockholders' Agreement (alone or in combination with any other event) by any person who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no such person is entitled to receive any additional payment from the Company or any of its Subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such person.

          (j) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

          (k) The Company and its Subsidiaries do not have any material liability or obligations, including under or pursuant to any Company Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its Subsidiaries.

          SECTION 3.15.  Taxes.

          (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary, affiliated or aggregate group of which the Company and any of its Subsidiaries is a member (an "affiliated group") has timely filed (taking into account any extension of time within which to file) all material Federal, state, local and foreign income and franchise tax returns required to be filed by it, all taxes shown due on such tax returns and all other material taxes as are due have been paid, and all such tax returns are true and complete in all material respects.

          (b) As of the date hereof, no deficiencies for any taxes have been proposed, asserted or assessed against the Company, any of its Subsidiaries or any affiliated group that are still pending and no Liens for taxes exist with respect to any property or other assets of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due or payable or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's books and records reflecting the full amount of such contested taxes.

          (c) The Federal income tax returns of each of the Company, its Subsidiaries and any affiliated group have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through February 3, 2001.

          (d) All assessments for taxes due with respect to such completed and settled examinations or to any concluded litigation have been fully paid or have been adequately reserved on the most recent financial statements included in the Filed Company SEC Documents in accordance with GAAP.

          (e) The Company has made available to Parent true and complete copies of (i) all income and franchise tax returns of the Company, its Subsidiaries and affiliated groups for the preceding three taxable years and (ii) any audit report issued within the three years preceding the date hereof (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise taxes of the Company, any of its Subsidiaries and any affiliated group.

          (f) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years preceding the date hereof or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (g) For purposes of this Agreement, (i) "taxes" shall mean all Federal, state and local, domestic and foreign, income, employment, withholding, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Authority, including any liability for the payment of any amounts of the type described above as a result of being a member of an affiliated group or a party to any tax sharing Contract or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any tax, and (ii) "tax returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

          SECTION 3.16.  Title to Assets; Leases.

          (a) Neither the Company nor any of its Subsidiaries owns any real property. As of the date hereof, Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all leases for real property and interests in real property leased by the Company or any of its Subsidiaries (individually, a "Leased Property") and identifies any material reciprocal easement or operating agreement relating thereto; true and complete copies of all such leases and agreements have been made available to Parent by the Company. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its Leased Properties and other assets, except for (i) such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business consistent with past practice and (ii) defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect. All such Leased Properties and other assets are free and clear of all Liens other than Permitted Liens (except in the case of a Leased Property for any Liens created by the owner of such Leased Property).

          (b) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all leases of the Leased Properties to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.

          (c) Section 3.16(c) of the Company Disclosure Letter sets forth the location, type and size of all proposed new stores that the Company expects to open within 60 days of the date hereof.

          (d) This Section 3.16 does not relate to any matters with respect to intellectual property, which are addressed in Section 3.17.

          SECTION 3.17.  Intellectual Property.

          (a) Section 3.17 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all trademarks (registered or unregistered), trade mark applications, trade names, service marks, service mark applications, brand names, registered copyrights and applications therefor, patents and patent applications, if any, in each case, owned by or licensed to the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all Intellectual Property Rights that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens other than the Permitted Liens. All right, title and interest to the "Barneys" and "Barneys New York" trademarks are owned by the Company and are not subject to any Liens (other than Permitted Liens) or licenses.

          (b) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed upon or misappropriated any Intellectual Property Rights of any other person, except for such infringement or misappropriation that individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect. No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or misappropriating the rights of any person with regard to any Intellectual Property Right.

          (c) To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, are threatened against the Company or any of its Subsidiaries with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights.

          (d) As used in this Agreement, "Intellectual Property Rights" shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, trademarks (registered or unregistered), trade names, domain names, service marks, brand names, trade dress, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; computer programs, technical know-how, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases; and licenses.

          SECTION 3.18. Customer Accounts Receivable. All customer accounts receivable of the Company or any of its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice.

          SECTION 3.19.  Company Proprietary Credit Card.

          (a) Each of the "Barneys" credit card accounts has been solicited, originated, created, maintained, and serviced in compliance, in all material respects, with (i) the applicable credit card Contract between the Company or its applicable Subsidiary and the person for whom such account has been established and to whom such credit card has been issued and (ii) the applicable policies, procedures and practices pursuant to which the Company or any of its Subsidiaries (A) manages its rights, title and interest in and to such accounts and receivables related to such account and (B) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables.

          (b) As of the date hereof, the Company has made available to Parent true and complete copies of each form of credit card Contract and other documentation provided to holders of "Barneys" credit cards, and each such form contains all material terms of the Contract between the Company or its applicable Subsidiary and such holder.

          SECTION 3.20. Approval and Adoption Requirements. The only approval or consent of the holders of any class or series of capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class (the "Stockholder Approval"), which the parties hereto expect to obtain by written consent pursuant to Section 228 of the DGCL. The execution and delivery to the Secretary of written consents, in the form attached to the Principal Stockholders' Agreement, is sufficient to adopt this Agreement and approve the Merger and the other transactions contemplated hereby, and no other corporate proceedings are necessary to adopt or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby.

          SECTION 3.21. State Takeover Statutes. The Board of Directors of the Company has adopted and approved the terms of this Agreement and the Principal Stockholders' Agreement and approved the Merger and the other transactions contemplated hereby and thereby, and such adoption and approval represent all the action necessary to render inapplicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, the provisions of Section 203 of the DGCL ("Section 203") to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or the other transactions contemplated hereby or thereby.

          SECTION 3.22. Transactions with Affiliates. Except as set forth in the Filed Company SEC Documents and except for compensation arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries, on the other hand, entered into in the ordinary course of business consistent with past practice, Section 3.22 of the Company Disclosure Letter sets forth, as of the date hereof, (i) a true and complete list of all Contracts between, among or involving the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any of the Affiliates thereof, on the other hand and (ii) a description of all payments (including dividends, distributions, loans, service or trade payments, salary, bonuses, payments under any management, consulting, monitoring or financial advisory Contract, advances or otherwise) made to or received from the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, on the other hand, during the period from February 1, 2003 through the date hereof. No such payments have been so made or received since January 31, 2004, or are required to be so received as of or after the date hereof. None of the Contracts between the Company or any of its Subsidiaries, on the one hand, and any Principal Company Stockholder or any of the Affiliates thereof, on the other hand, will continue in effect subsequent to the Closing.

          SECTION 3.23. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated and Peter J. Solomon, L.P., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all Contracts under which such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees or expenses are payable.

          SECTION 3.24. Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the stockholders of the Company is fair from a financial point of view to such stockholders (other than the Principal Company Stockholders), a copy of which has been delivered to Parent by the Company.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), each of Parent and Merger Sub represents and warrants to the Company as follows:

          SECTION 4.01. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

          SECTION 4.02.  Authority; Noncontravention.

          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Principal Stockholders' Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the Principal Stockholders' Agreement by Parent and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by Parent and Merger Sub, as the case may be, with the provisions of this Agreement and the Principal Stockholders' Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (and immediately following the signing hereof will have been adopted by Parent as the sole stockholder of Merger Sub), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby and thereby. This Agreement and the Principal Stockholders' Agreement have been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, such agreements constitute legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect).

          (b) The execution and delivery of this Agreement and the Principal Stockholders' Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (i) the certificate of incorporation or By-laws of each of Parent and Merger Sub,
     (ii) any Contract to which Parent or Merger Sub is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which Parent or Merger Sub has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses
     (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          SECTION 4.03. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Principal Stockholders' Agreement by Parent and Merger Sub, as applicable, or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing with the SEC of (x) a Schedule 13D as a result of entering into the Principal Stockholders' Agreement and (y) such reports under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 4.04. Information Supplied. None of the information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement or the Debt Offer Documents will, in the case of the Information Statement, on the date it is first mailed to the stockholders of the Company, or, in the case of the Debt Offer Documents, as of the time (i) the Debt Offer Documents are first published, sent or given to holders of the Senior Notes and (ii) the Senior Notes are accepted for payment by the Surviving Corporation, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 4.05. Litigation. There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding, or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          SECTION 4.06. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities other than in connection with the transactions contemplated hereby.

          SECTION 4.07. Capital Resources. Parent has sufficient cash or access to cash to pay the aggregate Common Stock Merger Consideration and Preferred Stock Merger Consideration and the tender offer price for the Senior Notes tendered pursuant to the Debt Offer and to provide the payments to the holders of Company Stock Options and Warrants as contemplated in Section 2.03.

          SECTION 4.08. No Capital Ownership. As of the date hereof, neither Parent nor Merger Sub owns any shares of capital stock of the Company.

          SECTION 4.09. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01.  Conduct of Business.

     (a) Conduct of Business by the Company. During the period from the date hereof to the Effective Time, except as provided in Section 5.01 of the Company Disclosure Letter, as consented to in writing by Parent or as specifically and expressly required or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on its businesses and operations in the ordinary course consistent with past practice, (ii) continue all advertising, pricing, sales, inventory, receivables, payables, customer credit and proprietary credit card operations and currency hedging practices, in the ordinary course consistent with past practice (to the extent consistent with this Section 5.01(a)) and (iii) use all commercially reasonable efforts to preserve intact its assets, brands, licenses, technology, Intellectual Property Rights and business organizations, keep available the services of its current officers and employees and preserve in accordance with past practice its relationships with suppliers, licensors, licensees, distributors and others having business dealings with it and maintain its franchises, rights and Permits, with the intention that its goodwill and ongoing business shall be unimpaired as of the Effective Time. Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as consented to in writing by Parent, as provided in Section 5.01 of the Company Disclosure Letter or as specifically and expressly required or permitted by this Agreement (including in connection with the Debt Offer), the Company shall not, and shall not, directly or indirectly, cause or permit any of its Subsidiaries to:

             (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of, any of its capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock, or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting interests, or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities or (D) take any action that could result in any amendment, modification or change of any term of any debt security of the Company or any of its Subsidiaries;

             (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any warrants, options or other rights to acquire or receive, any such shares, interests or securities or any "phantom" stock, "phantom" stock rights or awards, stock appreciation rights, stock-based performance units or any other rights that are linked in any way to the price of Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the conversion of Company Preferred Stock or the exercise of Company Stock Options or Warrants outstanding on the date hereof in accordance with their terms on the date hereof);

             (iii) amend or propose to amend the Company Certificate or Company By-laws or the comparable charter or organizational documents of any Subsidiary of the Company;

             (iv) acquire or agree to acquire any assets (including equity or debt securities) other than assets acquired in the ordinary course of business consistent with past practice;

             (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interest therein, to a third party, in the aggregate, in excess of $300,000 except for sales of inventory or other assets in the ordinary course of business consistent with past practice;

             (vi) (A) incur or commit to incur any indebtedness (other than (x) any incurrence of indebtedness associated with (1) the issuance of letters of credit on behalf of the Company or any of its Subsidiaries, which letters of credit are issued in the ordinary course of business consistent with past practice or (2) foreign currency transactions entered into in the ordinary course of business consistent with past practice or (y) borrowings under the Credit Agreement in the ordinary course of business consistent with past practice in an amount not to exceed $10 million) or issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (B) repurchase or prepay any indebtedness or debt securities of the Company or any of its Subsidiaries or any third person, (C) guarantee any indebtedness or debt securities of another person or enter into any "keep well" or other Contract to maintain any financial statement condition of another person or (D) make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

             (vii) incur or commit to incur any capital expenditure, or any obligations or liabilities in connection therewith;

             (viii) (A) pay, discharge, settle or satisfy any claims (including claims of any stockholders of the Company and any stockholder litigation relating to this Agreement, the Principal Stockholders' Agreement, the Merger or any other transaction contemplated hereby or thereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (x) in the ordinary course of business consistent with past practice, (y) for an immaterial amount of money or (z) with the proceeds of any insurance recoveries in respect of such claims, liabilities or obligations under insurance policies of the Company or its Subsidiaries or (B) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or (C) waive any material benefits of, agree to modify, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

             (ix) make any amendment, change or other modification to the policies, procedures or practices of the Company or any of its Subsidiaries in respect of which it (i) manages its rights, title and interest in and to the "Barneys" credit card accounts and receivables related to such accounts or (ii) underwrites, establishes, administers, processes, services, collects, terminates or charges-off such accounts and such receivables other than, in the case of clause (i) or
        (ii), (A) as required by Law, (B) increases in late fees payable by cardholders or (C) other immaterial amendments, changes or modifications;

             (x) grant to any director, officer, employee or consultant (other than attorney, accountants or other similar professional service providers) of the Company or any of its Subsidiaries any increase in (A) compensation, bonus or other benefits or (B) severance or termination pay, in each case, except (1) as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof, (2) increases in cash compensation in the ordinary course of business consistent with past practice and (3) increases to retain any employee that has notified the Company that he or she intends to terminate his or her employment with the Company or one of its Subsidiaries so long as such increases do not exceed $25,000 for any individual employee or $150,000 in the aggregate;

             (xi) (A) enter into, amend or terminate any Company Plan or Company Benefit Agreement other than in a manner that is immaterial and not adverse to the Company and its Subsidiaries, (B) accelerate, fund or secure the vesting or payment of compensation or benefits under any Company Plan or Company Benefit Agreement, in each case except for the entry into of employment agreements with new hires in the ordinary course of business consistent with past practice or as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof or (C) adopt, enter into, amend or terminate any collective bargaining Contract or other labor union Contract;

             (xii) except as required by GAAP or applicable Law, make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices;

             (xiii) make any material election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

             (xiv) enter into any lease of real property;

             (xv) modify, amend, terminate or permit the lapse of any Contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

             (xvi) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

             (xvii) take any action if such action is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

             (xviii) enter into any Contract of the type described in Section 3.10(a)(iv), (v) or (viii); provided, that any lease the Company is otherwise specifically and expressly permitted to enter into by this
        Section 5.01 may contain customary radius restrictions that would not apply to Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) following the consummation of the Merger; or

             (xix) propose, resolve, authorize, agree or commit to take any of the foregoing actions.

          (b) Litigation. The Company shall promptly provide to Parent written notice and copies of all pleadings and correspondence in connection with any claim, suit, action, investigation or other proceeding before or by a Governmental Authority against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement.

          (c) Certain Tax Matters. Except as set forth in Section 5.01(c) to the Company Disclosure Letter, during the period from the date hereof to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, cause any and all existing tax sharing Contracts, tax indemnity obligations and similar Contracts, arrangements and practices with respect to taxes to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. If applicable, the Company shall deliver to Merger Sub at the Closing a certificate, in compliance with Treasury Regulations
     Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code. If the Company reasonably believes that the delivery of such certificate is not applicable or cannot be provided at the Closing, then, at least 10 days prior to the Closing, the Company shall deliver to Parent a written statement setting forth the reasons as to why such delivery is inapplicable and withholding not required. In such a case, Parent shall take whatever steps it deems necessary to comply with its withholding obligations under Section 1445 of the Code.

          (d) Advice of Changes. The Company shall promptly advise Parent orally and in writing of (i) any Effect that has had or is reasonably likely to have a Material Adverse Effect and (ii) upon obtaining Knowledge thereof, any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 5.02.  No Solicitation by the Company.

          (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or the making of any proposal that constitutes a Takeover Proposal or (ii) enter into, continue or participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information relating to the Company in connection with, or otherwise cooperate in any way with, any Takeover Proposal. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal. Neither the Company nor any of its Subsidiaries shall execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to any Takeover Proposal.

          (b) For purposes of this Agreement, "Takeover Proposal" shall mean (i) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, a merger, tender offer, exchange offer, share exchange, consolidation, dissolution, liquidation, recapitalization, joint venture or other business combination involving the Company, (ii) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, issuance of 10% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) any inquiry, proposal or offer relating to, or that is reasonably likely to lead to, the acquisition in any manner, directly or indirectly, of 10% or more of the equity securities of the Company or assets (including equity securities of any Subsidiary of the Company) that represent 10% or more of the total revenue, operating income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, in each case other than the transactions contemplated hereby.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.01.  Preparation of the Information Statement.

     (a) As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC the Information Statement in preliminary form pursuant to Regulation 14C promulgated under the Exchange Act. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement and to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable following the date hereof. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the consent of Parent, such consent not to be unreasonably withheld.

     (b) Immediately following the execution and delivery of this Agreement, this Agreement will be submitted to the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders for adoption and approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

     (c) In addition to the actions specified in Sections 6.01(a) and (b), the Company, from time to time, shall promptly take, or shall cause its executive officers to promptly take, any action required under Section 228 of the DGCL necessary to give operative effect to the Principal Stockholder Consent.

     SECTION 6.02. Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, the Company shall afford, and shall cause each of its Subsidiaries to afford, upon reasonable advance notice, to Parent and Parent's Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties and other assets, books, contracts, commitments, records, directors, officers, employees, attorneys, accountants, and auditors and other advisors and, during such period, the Company shall furnish promptly, and shall cause each of its Subsidiaries to furnish promptly, to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws, (ii) all organizational documents, stock certificates and other evidences of equity interests, stockholders' registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each Subsidiary of the Company and (iii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated as of July 21, 2004, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its Representatives to hold, all information received from the Company, directly or indirectly, under this Agreement or otherwise in confidence in accordance with the Confidentiality Agreement.

     SECTION 6.03.  Commercially Reasonable Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use, except as otherwise provided below, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Authorities and the making of all necessary registrations, declarations and filings (including filings with Governmental Authorities, if any), and the taking of all acts as may be necessary to obtain any such action, nonaction, waiver, consent, approval, order or authorization, (iii) the obtaining of a lessor's estoppel certificate substantially in the form of Exhibit B hereto in accordance with the leases set forth on Section 6.03(a)(iii) of the Company Disclosure Letter; provided, however, that Parent and its Subsidiary shall not be required to, and the Company and its Subsidiaries shall not, make any material payment or provide any material value, enter into any Contract (or amend any existing Contract) that is materially disadvantageous to the Company and its Subsidiary or the Parent and its Subsidiaries or otherwise take any other action that is materially adverse to the Company and its Subsidiaries or the Parent and its Subsidiaries in order to obtain any consent, approval, amendment, waiver or estoppel certificate, unless, in the case of the Company and its Subsidiaries, Parent has provided written consent for such payment, value, Contract, amendment or other action, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the first sentence of this Section 6.03(a), each of the Company and its Board of Directors shall (x) take all action necessary (and not otherwise prohibited by this Agreement) to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby and (y) if any state takeover statute or similar statute becomes applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or by Principal Stockholders' Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby.

     (b) In addition to and without limitation of the foregoing, each of Parent, Merger Sub and the Company undertakes and agrees to file as promptly as practicable after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and shall file as promptly as practicable any form or report required by any other Governmental Authority relating to antitrust, competition, trade or other regulatory matters). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation and (ii) not extend any waiting period under the HSR Act or enter into any Contract with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the written consent of the other parties hereto. Parent and the Company shall take any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Effective Time to occur as promptly as reasonably practicable and to avoid any suit or proceeding that would otherwise have the effect of preventing or delaying the Effective Time; provided, however, that Parent shall not be required to, and the Company and its Subsidiaries shall not, without the written consent of Parent, agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to (A) any of the properties, other assets (whether tangible or intangible) or any portion of any business of Parent or any of its Subsidiaries or (B) any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company or any of its Subsidiaries, other than, in the case of this clause (B), any such action that is not reasonably likely to have a Material Adverse Effect. Each party hereto shall (x) promptly notify the other party of any written communication to that party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing, (y) not agree to participate, or to permit its

Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority with respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat, and (z) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Merger.

     SECTION 6.04.  Indemnification, Exculpation and Insurance.

     (a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring as of or prior to the Effective Time (and any rights relating to the advancement of expenses) existing as of the date hereof in favor of the current or former directors, officers, employees or agents of the Company and its Subsidiaries (each, an "Indemnitee") as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and indemnification Contracts in existence as of the date hereof between the Company or its Subsidiaries and any of them shall be assumed by the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, the Surviving Corporation shall pay any related expenses of any Indemnitee under this Section 6.04(a) as incurred to the fullest extent permitted under applicable Law (including expenses incurred to determine whether indemnification or exculpation is available), provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Parent shall take any and all actions necessary to ensure that the Surviving Corporation complies with and honors the foregoing obligation as in effect on the date hereof, including providing funds, if necessary, to permit the Surviving Corporation to comply with its obligations under this Section 6.04(a).

     (b) Parent, from and after the Effective Time, shall cause (i) the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Company Certificate and the Company By-laws and (ii) the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than those in effect as of the date hereof and set forth in the certificate of incorporation or by-laws (or similar organizational documents) of the applicable Subsidiary of the Company, which provisions, in the case of clauses (i) and (ii), shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

     (c) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, obtain and maintain director's and officers' liability insurance with respect to acts, errors or omissions occurring prior to the Effective Time ("Run-Off Insurance"). Such Run-Off Insurance shall (i) solely be negotiated and implemented by the Parent or its agents, (ii) provide coverage for each person or entity covered by the Company's current directors and officers liability insurance policy as in effect on the date hereof, (iii) not be cancelable by the Parent, its agents or the Surviving Corporation during the six year term of such Run-Off Insurance and (iv) be no less favorable with respect to coverage terms and amounts in any material respect than the Company's current directors' and officers' liability insurance policy as in effect on the date hereof; provided, however, that in no event shall Parent, any of its Subsidiaries or the Surviving Corporation be obligated or required to pay annualized aggregate premiums for insurance under this Section 6.04(c) in excess of 275% of the amount of the aggregate premiums paid by the Company for the period from February 28, 2004 to, and including, February 28, 2005, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $429,250); provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 275% amount. Subject to this Section 6.04(c), the Parent or its agents shall have the right to substitute the insurance company providing the

Company's current director's and officer's liability insurance policy with another financially sound insurance company.

     (d) The provisions of this Section 6.04 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 6.04.

     (f) The obligations of Parent and the Surviving Corporation under this
Section 6.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.04 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.04 applies shall be third party beneficiaries of this Section 6.04).

     SECTION 6.05. Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger or any such other transaction is consummated, it being understood that Parent shall pay all of the filing fees for the premerger notification and report forms under the HSR Act.

     SECTION 6.06. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, including the Debt Offer, and shall not issue any such press release or make any such public statement without the consent of the other party, such consent not to be unreasonably withheld or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 6.07.  Employee Matters.

     (a) For a period of not less than twelve months after the Effective Time, Employees who continue their employment after the Effective Time ("Affected Employees") shall receive employee benefits substantially comparable in the aggregate to the Company Plans listed on Section 3.14(a) of the Company Disclosure Letter according to their terms as in effect immediately prior to the Effective Time (excluding for all purposes stock-based plans and other equity-based compensation arrangements). Notwithstanding the foregoing, for a period of not less than less than 18 months after the Effective Time, Parent shall cause the Surviving Corporation to maintain the Barneys New York Severance Plan with respect to Affected Employees and not to amend such plan in a manner that is adverse to any Affected Employee.

     (b) For purposes of any applicable waiting period, vesting eligibility and benefit entitlement (but excluding benefit accruals under any defined benefit pension plan), following the Effective Time, Parent shall, or shall cause its Affiliates to, recognize each Affected Employee's service with the Company or any of its Subsidiaries prior to the Effective Time as service with Parent and its Affiliates in connection with any tax-qualified pension plan, 401(k) savings or other retirement plan and welfare benefit plan (including paid time off, vacations and holidays) maintained by Parent or any of its Affiliates in which such Affected Employee participates, but only (i) to the extent such service was recognized under a comparable plan of the Company immediately prior to the Effective Time and (ii) to the extent the recognition of such service would not result in a duplication of benefits. Parent shall, or shall cause its Affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the welfare plans maintained by Parent or any of its Affiliates in which Affected Employees participate following the Effective Time to the extent such limitations and restrictions were waived or satisfied under the applicable Company Plan immediately prior to the Effective Time. In addition, Affected Employees shall receive credit for any co-payments, deductibles and annual out-of-pocket expenses incurred under the welfare plans of the Company or any of its Affiliates during the calendar year in which the Effective Time occurs, but prior to the Effective Time, for purposes of the corresponding co-payments, deductibles and annual out-of-pocket expenses under welfare plans of Parent or any of its Affiliates for the calendar year in which the Effective Time occurs.

     (c) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 2.03 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     (d) Nothing contained in this Section 6.07 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Affected Employee or any change in the particular employee benefits available to any such individual Affected Employee or the amendment or termination of any particular Company Plan or Company Benefit Agreement in accordance with the terms of such Company Plan or Company Benefit Agreement.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.01.  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval; Information Statement. The Stockholder Approval shall have been obtained and a period of at least twenty calendar days shall have elapsed from the date the Information Statement was first mailed to the Company's stockholders.

          (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority or (ii) Law that, in either case, has the effect of preventing the consummation of the Merger (collectively, "Restraints") shall be in effect.

     SECTION 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Sections 3.03, 3.08(a) and 3.10(a)(iv), (v) and (viii) that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date, with the same effect as if made as of the Closing Date (or, if given as of a specific date, as of such date);

          (ii) the representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

          (iii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of the preceding clauses (i) and (ii).

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Debt Offer. As of or prior to the Effective Time, (i) the requisite consents specified in Section 2.04(a) of the Company Disclosure Letter shall have been received under the Debt Offer in order to permit (A) Barneys New York, Inc., certain of its Subsidiaries and the Senior Note Trustee to execute and deliver the supplemental indenture described in
     Section 2.04(a) of the Company Disclosure Letter and (B) Barneys New York, Inc., certain of its Subsidiaries and the Collateral Agent to execute and deliver the amendments to the related security documents described in
     Section 2.04(a) of the Company Disclosure Letter and (ii) an executed copy of such supplemental indenture and amendments to the security documents shall have been delivered to Parent.

          (d) Employment Arrangements. The Company shall not have terminated Howard Socol's employment and "Good Reason" (as defined in the employment agreement effective as of January 8, 2001 made between the Company and Howard Socol (the "Socol Agreement") other than "Good Reason" solely as a result of a "Change of Control" as defined therein) does not exist for him to terminate his employment, and Howard Socol shall not have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his "Disability" (as defined in the Socol Agreement).

          (e) No Litigation. (i) There shall not be pending any claim, suit, action, investigation or other proceeding, whether judicial or administrative, brought or threatened by any Governmental Authority (A) challenging or seeking to restrain or prohibit the consummation of the Merger, (B) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries or to require any such person to dispose of or hold separate any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries, in each case, as a result of the Merger or (C) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries.

          (f) Estoppel Certificates. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained a lessor's estoppel certificate substantially in the form of Exhibit B hereto in accordance with the leases set forth on
     Section 7.02(f) of the Company Disclosure Letter.

     SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     SECTION 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts, as the case may be, to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company, (i) if the Merger shall not have been consummated on or before April 30, 2005 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable;

          (c) by Parent, (i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but the Company is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from Parent; or (ii) if any Restraint having the effect of granting or implementing any relief referred to in Section 7.02(e) shall be in effect and shall have become final and nonappealable; or

          (d) by the Company, if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (ii) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but Parent is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from the Company.

     SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.23, Section 4.09, the last sentence of Section 6.02, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment without obtaining the further approval of the stockholders of the

Company if such further approval is required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be granted no extension or waiver without obtaining the further approval of the stockholders of the Company if such further approval is required by Law in connection with such extension or waiver. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent inaccuracy or noncompliance. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

     SECTION 8.05. Procedure for Termination, Amendment or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver of any provision of this Agreement pursuant to Section 8.04 shall, in order to be effective, require
(i) approval by the board of directors of each party hereto that is required to act in connection with such termination, amendment, extension or waiver pursuant to Section 8.01, 8.03 or 8.04, as the case may be, and (ii) to the extent required by Section 8.03 or 8.04, approval by the Company's stockholders.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Merger Sub, to:

           Jones Apparel Group, Inc.
           1411 Broadway
           New York, NY 10018
           Facsimile No.: 212-790-9988
           Attention: Ira M. Dansky, Esq.

           and

           Jones Apparel Group, Inc.
           250 Rittenhouse Circle
           Keystone Park
           Bristol, PA 19007
           Facsimile: 212-536-9599
           Attention: Wesley R. Card
           with a copy to:

           Cravath, Swaine & Moore LLP
           Worldwide Plaza
           825 Eighth Avenue
           New York, New York 10019
           Facsimile No.: 212-474-3700
           Attention: Scott A. Barshay, Esq.

        if to the Company, to:

           Barneys New York, Inc.
           575 Fifth Avenue
           New York, NY 10017
           Facsimile No.: (212) 450-8480
           Attention: Marc Perlowitz

           with a copy to:

           Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York 10153
           Facsimile No.: 212-310-8007
           Attention: Ted S. Waksman, Esq.

     SECTION 9.03.  Definitions.  For purposes of this Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          (b) "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

          (c) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other officers having primary responsibility for such matter.

          (d) "Permitted Liens" means (i) Liens that do not and could not be reasonably expected to materially interfere with the conduct of the Company's business as currently conducted and do not and could not be reasonably expected to adversely affect in any material respect the use or value of the Company's assets as currently operated and (ii) Liens granted in connection with the Credit Agreement or the Indenture.

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, joint stock company, Governmental Authority, association, trust, unincorporated organization or other entity.

          (f) A "Subsidiary" of any person means another person of which (i) an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or (ii) such first person is a general partner.

     SECTION 9.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof",

"hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement (i) constitute the entire agreement, and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement and (ii) except for the provisions of Article II and Section 6.04, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) or thereto (and their respective successors and assigns) any rights or remedies.

     SECTION 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.09.  Jurisdiction; Waiver of Jury Trial.

     (a) Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 9.02 shall be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

     (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

     SECTION 9.10. Specific Enforcement. Each of the parties hereto hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          JONES APPAREL GROUP, INC.,

                                          by       /s/ PETER BONEPARTH
                                            ------------------------------------
                                             Name: Peter Boneparth
                                            Title:   President and CEO

                                          FLINTSTONE ACQUISITION CORP.,

                                          by        /s/ IRA M. DANSKY
                                            ------------------------------------
                                             Name: Ira M. Dansky
                                            Title:   Secretary

                                          BARNEYS NEW YORK, INC.,

                                          by      /s/ STEVEN M. FELDMAN
                                            ------------------------------------
                                             Name: Steven M. Feldman
                                            Title:   Executive Vice President
                                                     and CFO

                                                                         ANNEX B

                                                               November 10, 2004

Board of Directors
Barneys New York, Inc.
575 Fifth Avenue
New York, NY 10017

Members of the Board:

     We understand that Barneys New York, Inc. (the "Company"), Jones Apparel Group, Inc. (the "Parent") and Flintstone Acquisition Corp., a wholly-owned subsidiary of the Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated November 9, 2004 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly-owned subsidiary of the Parent and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), other than shares held in treasury or held by the Company, the Parent or Merger Sub or as to which appraisal rights have been perfected, will be converted into the right to receive $19.00 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We also understand that in connection with the Merger, the Parent intends to enter into a Principal Stockholders' Agreement (the "Principal Stockholders' Agreement") with the Company, Whippoorwill Associates, Inc., as agent and/or general partner for its discretionary accounts ("Whippoorwill"), and Bay Harbour Management L.C., for its managed accounts (together with Whippoorwill, the "Principal Stockholders"). Pursuant to the Principal Stockholders' Agreement, the Principal Stockholders will agree, among other things, to take specified actions to facilitate the Merger. We further understand that approximately 75% of the outstanding shares of the Company Common Stock is held by the Principal Stockholders and the Principal Stockholders will receive the same consideration as all other holders of shares of the Company Common Stock pursuant to the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Principal Stockholders).

     For purposes of the opinion set forth herein, we have:

          i) reviewed certain publicly available financial statements and other business and financial information of the Company;

          ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

          iii) reviewed certain financial projections prepared by the management of the Company;

          iv) discussed with senior executives of the Company the past and current operations and financial condition and the prospects of the Company, including financial projections prepared by the management of the Company, and, among other things, different forecast scenarios;

          v) reviewed the reported prices and trading activity for the Company Common Stock;

          vi) compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

          vii) reviewed historical premiums received, to the extent publicly available, in acquisitions with all cash consideration;

          viii) participated in discussions and negotiations among representatives of the Company, the Parent and the Principal Stockholders and their financial and legal advisors;

          ix) reviewed the Merger Agreement, the draft Principal Stockholders' Agreement and certain related documents; and

          x) considered such other factors and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and the Principal Stockholders' Agreement without material modification or waiver, including, among other things, that the offer to purchase, and related consent solicitation to eliminate certain covenants with respect to, all of the outstanding aggregate principal amount of the Company's 9.000% Senior Secured Notes due 2008 will be consummated in accordance with the terms set forth in the Merger Agreement and the Company Disclosure Letter (as defined in the Merger Agreement) without material modification or waiver. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In addition, Morgan Stanley is a full service securities firm engaged in securities trading, investment management and brokerage activities, as well as providing investment banking, financing and financial advisory services. In the ordinary course of Morgan Stanley's trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade or otherwise effect transactions in the debt or equity securities of the Company or the Parent for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, and in the mailing of such filing to the Company's stockholders, if such inclusion is required by applicable law.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Principal Stockholders).

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ MARK D. EICHORN
                                            ------------------------------------
                                                      Mark D. Eichorn
                                                     Managing Director

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262 -- APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251
(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated -- as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the date next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise
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entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
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     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro-rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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